UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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Markel Group Inc.
(Name of Registrant as Specified In Its Charter)

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MARKEL GROUP INC.
Notice of Annual Meeting of Shareholders
To the Shareholders of Markel Group Inc.:
Notice is hereby given that the 2024 Annual Meeting of Shareholders of Markel Group Inc. (the Company) will be held at the University of Richmond’s Robins Center, 365 College Road, Richmond, Virginia on Wednesday, May 22, 2024, starting at 2:00 p.m. ET.
The purposes for which the meeting is being held are:
1.To elect the director nominees listed in the accompanying Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders;
2.To hold an advisory vote on approval of executive compensation;
3.To approve the Company’s 2024 Equity Incentive Compensation Plan;
4.To ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the year ending December 31, 2024;
5.To vote on a shareholder proposal if properly presented at the meeting; and
6.To transact such other business as may properly come before the meeting.
This year, we are again taking advantage of the Securities and Exchange Commission rule allowing shareholders to receive proxy materials over the Internet. A notice of internet availability of proxy materials was mailed or emailed to most beneficial owners of our shares on or about April 4, 2024. Shareholders can request a paper or email copy of the proxy materials by following the instructions in the notice. In any case, it is important that your shares be represented and voted. Whether or not you expect to attend the meeting in person, you are requested to promptly vote and submit your proxy by phone, via the Internet, or, if you have received a paper copy of the proxy materials by mail, by signing, dating, and returning your proxy card in the envelope provided, on which no postage is needed if mailed in the United States.
A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2023 is being mailed with this Notice and the Proxy Statement to shareholders receiving paper copies.
You are cordially invited to attend the meeting. Directions to attend the in-person meeting may be obtained by writing Investor Relations, at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060 or by emailing IR@markel.com. If you plan to attend the meeting, we encourage you to register in advance, and to review the event and venue information made available, at www.MKLReunion.com.

By Order of the Board of Directors
Richard R. Grinnan Secretary
April 4, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2024 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2024
The Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders and the Company’s 2023 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at www.mklgroup.com/proxymaterials.

MARKEL GROUP INC.
4521 Highwoods Parkway
Glen Allen, Virginia 23060

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 2024

The accompanying proxy is solicited by the Board of Directors (the Board) of Markel Group Inc. (Markel Group, or the Company) for use at the 2024 Annual Meeting of Shareholders of the Company (the 2024 Annual Meeting) to be held May 22, 2024, or any adjournments of the meeting, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. A Notice of Internet Availability of Proxy Materials (the E-Proxy Notice), containing instructions on how to access this Proxy Statement and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2023 (the Annual Report to Shareholders) online, was mailed or emailed to most of the Company’s shareholders on or about April 4, 2024. On or about that date, we also began mailing a full set of proxy materials to other shareholders, including those shareholders who had previously requested paper copies of our proxy materials.
If you received the E-Proxy Notice by mail, you will not automatically receive a paper copy of the proxy materials. Instead, the E-Proxy Notice instructs you how you may access and review all of the important information contained in the proxy materials, including the Annual Report to Shareholders. The E-Proxy Notice also instructs you how you may submit your proxy. If you would like to receive a paper or email copy of our proxy materials, including the Annual Report to Shareholders, you should follow the instructions for requesting those materials included in the E-Proxy Notice.
Record Date
The Board has fixed the close of business on March 14, 2024 as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2024 Annual Meeting and any adjournments thereof. Each holder of record of the Company’s common stock, no par value (the Common Stock), on the record date will be entitled to one vote for each share registered in the holder’s name with respect to each matter properly brought before the 2024 Annual Meeting. As of the close of business on the record date, 13,037,342 shares of Common Stock were outstanding and entitled to vote at the 2024 Annual Meeting. A majority of the outstanding shares of Common Stock on the record date constitutes a quorum for the 2024 Annual Meeting. Abstentions and shares held of record by a broker or its nominee that are voted on any matter at the 2024 Annual Meeting are counted in determining a quorum.
Solicitation
If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication or personal interview by directors, officers and employees of the Company, none of whom will receive additional compensation for these services. The Company may retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not plan to do so. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of shares held by them.
Proxies
The shares represented by all properly executed proxies timely received by the Secretary of the Company will be voted as set forth in the proxy. Where no direction is given for a proposal on a timely received proxy, such proxy will be voted in the manner recommended by the Company for that proposal. Any proxy may be revoked at any time before the shares to which it relates are voted, either by written notice (which may be in the form of a substitute proxy bearing a later date delivered to the Secretary of the Company) or by attending the 2024 Annual Meeting and voting in person.

Householding
The Company has adopted the “householding” procedure approved by the Securities and Exchange Commission (SEC), which allows us to send one copy of the Proxy Statement, the Annual Report to Shareholders and/or the E-Proxy Notice to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed.
If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact our distribution agent, Broadridge Financial Solutions, by calling 1-866-540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.
Votes Required
The following table summarizes the votes required to approve each proposal that will be voted on at the 2024 Annual Meeting, how votes will be counted for each proposal and the Board’s voting recommendation for each proposal:

Proposals	Voting Options	Votes Required[a]	Effect of Abstentions and Broker Non-Votes[b]	Broker Discretionary Voting Allowed	Board Recommendation
1. Election of directors	“FOR” “AGAINST” “ABSTAIN”	Majority of votes cast for each nominee	No effect	No	“FOR”
2. Advisory vote on approval of executive compensation	“FOR” “AGAINST” “ABSTAIN”	Majority of votes cast	No effect	No	“FOR”
3. Approval of Company’s 2024 Equity Incentive Compensation Plan	“FOR” “AGAINST” “ABSTAIN”	Majority of votes cast	No effect	No	“FOR”
4. Ratification of selection of Company’s independent registered public accounting firm	“FOR” “AGAINST” “ABSTAIN”	Majority of votes cast	No effect	Yes	“FOR”
5. Shareholder proposal	“FOR” “AGAINST” “ABSTAIN”	Majority of votes cast	No effect	No	“AGAINST”

[a]
A majority of votes cast means that the number of shares voted “FOR” a director nominee’s election or a proposal must exceed the number of shares voted “AGAINST” the director nominee’s election or the proposal. In an uncontested election, if an incumbent nominee does not receive a majority of votes cast for the election of such nominee, such nominee will continue to serve on the Board as a “holdover director” and will be required to submit a letter of resignation promptly to the Board for consideration. In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of the votes cast. If there are more persons properly nominated for election than the number of available Board positions, then the nominees receiving the most votes will be elected for the available positions.

[b]	Abstentions and broker non-votes will not be counted as votes cast “FOR” or “AGAINST” any of the proposals presented.

ELECTION OF DIRECTORS
Nominees
Eleven incumbent directors are nominated for election to the Board for a one-year term expiring at the 2025 Annual Meeting of Shareholders or until their respective successors are elected and qualified. The Board currently consists of twelve directors.
K. Bruce Connell is not standing for re-election at the 2024 Annual Meeting of Shareholders. Consequently, Mr. Connell will cease to be a director of the Company effective as of the adjournment of the 2024 Annual Meeting. The Board will not be nominating a director to stand for election as successor to Mr. Connell at the 2024 Annual Meeting. Rather, the Board has adopted and approved a reduction in the size of the Board by one and fixed the number of directors of the Company at eleven, effective as of the commencement of the 2024 Annual Meeting. As a result, no more than eleven directors can be elected at the 2024 Annual Meeting.
All of the Company’s current directors were elected by the shareholders at the 2023 Annual Meeting of Shareholders (the 2023 Annual Meeting). All of the Company’s current directors, other than A. Lynne Puckett, attended the 2023 Annual Meeting.
Each of the nominees has consented to being named as a nominee in this Proxy Statement, has agreed to serve if elected, and has furnished to the Company the information set forth in the following table. All nominees are expected to attend the 2024 Annual Meeting, absent unusual circumstances.
The Board recommends a vote FOR the election of the nominees named below. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve for any reason (which is not now anticipated), the Board will name a substitute nominee, and the proxies will vote for that person.
The Board believes that each nominee possesses integrity; leadership and policy making experience; the communication and interpersonal skills necessary to function effectively as a member of a decision-making body; and the ability to act in the best interests of the shareholders in order to serve the Company. In addition, the nominees collectively bring to the Board a combination of business and financial expertise, community service, and diversity of experience and of background to equip the Board to deal with the range of issues it must address.

Mark M. Besca

Retired; Leader of Long-Term Value and Stakeholder Capitalism initiative, EY (formerly Ernst & Young, LLP), 2018 until June 2020. From 2012 to 2018, Mr. Besca served as Managing Partner of EY’s New York City office. From 2009 to 2011, he served as Northeast Managing Partner of EY’s Assurance and Advisory Business. In addition, from 1992 until his retirement, Mr. Besca served as lead and senior advisory audit partner of Fortune 500 companies in the Media and Entertainment, Consumer Products and Airline industries. Mr. Besca also has held several civic positions, including Chairman Emeritus of the Pace University Board of Trustees (Chairman 2014 to 2021) and Fellow of the David Rockefeller – New York City Partnership. He brings a broad array of skills and expertise to the Board from his many years of advising major corporations across a number of industries.

Independent Director
Director Since: 2020
Age: 64

Lawrence A. Cunningham

Special Counsel, Mayer Brown LLP since 2023 (Mr. Cunningham will not be providing consulting or legal services to the Company), and professor of corporate governance at George Washington University from 2005 to 2022. Mr. Cunningham has served on several public, private, and non-profit boards. He currently is Vice Chairman of the Board of Constellation Software, Inc. (Toronto Stock Exchange) and a Director of Kelly Partners Group (Australia Stock Exchange). Mr. Cunningham also is a Trustee of the Museum of American Finance; a member of the Dean’s Council of Lerner College of Business at the University of Delaware; a member of the Editorial Board of Financial History; and a member of the Advisory Board for the Ben Graham Centre for Value Investing at Ivey Business School. Mr. Cunningham has written extensively on corporate affairs, including the best-selling book, The Essays of Warren Buffett. In 2018, he received the B. Kenneth West Lifetime Achievement Award from the National Association of Corporate Directors (NACD). As a recognized authority on corporate governance and value investing, Mr. Cunningham is a valuable addition to the Board.

Independent Director
Director Since: 2023
Age: 61

Thomas S. Gayner

Chief Executive Officer of the Company since January 2023 and prior to that, Co-Chief Executive Officer since January 2016; President and Chief Investment Officer from May 2010 to December 2015; Director of the Company from 1998 to 2004; Director, The Coca-Cola Company and Graham Holdings Company; and Chairman of the Board, Davis Series Mutual Funds. Mr. Gayner also is a member of the Investment Advisory Committee of the Virginia Retirement System. In addition, Mr. Gayner served as a director of Cable One, Inc. from 2015 to 2023 and a director of Colfax Corporation from 2008 to 2022. Prior to joining the Company in 1990, Mr. Gayner was a certified public accountant at PricewaterhouseCoopers LLP and a Vice President of Davenport & Company of Virginia. Mr. Gayner brings executive management experience, in-depth knowledge of the Company and insight into the Company’s strategic investment opportunities to the Board and its deliberations.

Director Since: 2016
Age: 62

Greta J. Harris

President and CEO, Better Housing Coalition (BHC) since August 2013. In this role, Ms. Harris works in concert with the BHC’s board of directors to strengthen internal infrastructure, develop partnership opportunities, leverage financial resources and align with critical community priorities to position BHC to help thousands of modest income families by expanding its service-enriched affordable housing portfolio. From 1997 to July 2013, she served as a Senior Program Director and then Program Vice President at Local Initiatives Support Corporation (LISC), where she provided strategic and managerial support for economic development opportunities across LISC’s Southern and Midwestern regions. Ms. Harris serves on several regional and national boards, including the Virginia Tech Board of Visitors, Greater Washington Partnership, Housing Partnership Network and the Richmond Jazz Society, and in 2021 was appointed as Co-Chair of the Virginia Redistricting Commission. As an experienced executive-level leader with a demonstrated history of working successfully in community development industries within national and local settings, Ms. Harris brings an additional set of talents and skills to the Board and valuable insight into important social and economic matters.

Independent Director
Director Since: 2021
Age: 63

Morgan E. Housel

Partner, The Collaborative Fund (the Fund), August 2016 to present. In this role, Mr. Housel is responsible for internal investor communications and external research reports, as well engaging in fundraising, conducting due diligence, and serving as a board member for certain of the Fund’s portfolio companies. He also is a frequent presenter discussing matters related to risk, investor psychology and business history, and author of the book The Psychology of Money, originally published in September 2020. Prior to joining the Fund, Mr. Housel was a columnist and senior analyst at The Motley Fool from 2007 to August 2016, and a columnist for The Wall Street Journal from 2014 to 2015. He also has served on the board of several financial institutions including the Long-Term Stock Exchange and Camino Financial. Mr. Housel is a two-time winner of the Best in Business Award from the Society of American Business Editors and Writers and winner of the New York Times Sidney Award. His investment experience and core values that represent the Markel Style make him a valuable addition to the Board.

Independent Director
Director Since: 2021
Age: 40

Diane Leopold

Executive Vice President and Chief Operating Officer, Dominion Energy, from October 2020 to present. Prior to this, Ms. Leopold was Co-Chief Operating Officer of Dominion Energy from December 2019 to September 2020, and President and Chief Executive Officer of Dominion Energy’s Gas Infrastructure Group from 2017 to 2019. Ms. Leopold served as President of Dominion Energy, Inc. from 2014 to 2016 and Senior Vice President of Dominion Energy Gas Transmission from 2012 to 2013. She has been Executive Vice President of Dominion Energy, Inc. from May 2018 to present. Prior to her more recent roles, Ms. Leopold served as an officer for eight years in various roles involving Business Development, Construction, Power Generation Operations, Financial Management and Business Planning and Market Analysis. Ms. Leopold is a past-chair of the American Gas Association and serves on the Board of Trustees of GROW Capital Jobs Foundation, Jamestown-Yorktown Foundation, Nuclear Electric Insurance Limited and World Pediatric Project. Ms. Leopold oversees all of Dominion Energy’s operating units, which include power generation, transmission and distribution assets and local gas distribution companies serving approximately 7 million customers in seven states. Ms. Leopold’s leadership and management experience also serve to enrich and expand perspectives of the Board.

Independent Director
Director Since: 2018
Age: 57

Anthony F. Markel

Retired; Vice Chairman of the Company from 2008 to 2020; President and Chief Operating Officer from 1992 to 2008. Mr. Markel has been employed by the Company since 1964 and was a member of its senior leadership team when it went public, with a focus on operations. He has held numerous leadership positions in the insurance industry (including as a member of the Board of Governors of the Property Casualty Insurance Association of America from 2002 to 2009) and served as a director of Hilb, Rogal & Hobbs Company, another public company involved in the insurance business, before its acquisition by Willis Towers Watson. Mr. Markel provides an exceptional breadth of industry-relevant experience to the Board and its deliberations.
Director Since: 1978
Age: 82

Steven A. Markel

Chairman of the Board of the Company since May 2020; Vice Chairman from 1992 to 2020. Mr. Markel has been employed by the Company since 1975 and was a member of its senior leadership team in 1986, when it went public, with a focus on finance and investments. He also has served as a director of other public companies (Union First Market Bankshares Corporation and S&K Famous Brands). Mr. Markel’s knowledge of the Company’s financial operations and of the investment environment in which the Company operates contributes to the Board’s oversight and understanding of the Company’s financial position.
Director Since: 1978
Age: 75

Harold L. Morrison, Jr.

Retired; Senior Vice President, Chubb Group and Division President, Field Operations, North America Insurance of Chubb Insurance Company from 2016 to 2017. Mr. Morrison served as Executive Vice President of The Chubb Corporation, Chief Global Field Officer from 2008 to 2016. In 2011, he took on the additional role of Chief Administrative Officer, responsible for the company’s global field organization, worldwide human resources and administrative services. Mr. Morrison joined Chubb in 1984, and during the course of his career held a number of managerial and leadership positions with increasing responsibility. He is a proven industry leader who brings deep administrative and operational experience on a global level to the Board.

Independent Director
Director Since: 2020
Age: 66

Michael O’Reilly

Retired; Chairman of the Board of Alterra Capital Holdings Limited from May 2010 to May 2013. Mr. O’Reilly served as the Chairman of the Board of Harbor Point Limited, a predecessor of Alterra, from March 2010 to May 2010 and was its Deputy Chairman from 2005 to 2010. From 2002 to 2008, he was Vice Chairman of The Chubb Corporation and from 2002 to 2008, he was its Chief Financial Officer, having held various positions in the investment department of that company from 1969 until he assumed the position of Chief Investment Officer in 1986. With his experience, including serving as Vice Chairman and Chief Financial Officer of Chubb, one of the largest property and casualty insurance companies in the world, he is a significant contributor to the Board.
Independent Director
Director Since: 2013
Age: 80

A. Lynne Puckett

Retired; Senior Vice President and General Counsel, Celanese Corporation, February 2019 to February 2024. In this role, Ms. Puckett supported Celanese’s CEO and Chairman and Board of Directors in all legal matters, including merger and acquisition opportunities. She also served as Celanese’s head of ESG and Sustainability and chair of its ESG Council. From 2010 to February 2019, Ms. Puckett was Senior Vice President, General Counsel and Secretary of Colfax Corporation. Prior to joining Colfax, Ms. Puckett was a partner at Hogan Lovells, a large international law firm, where she handled a broad range of corporate and transactional matters from 1999 to 2010. Ms. Puckett serves as a member of the Board of Trustees and the Executive and Development Committees of the American Shakespeare Center. She has also served on several other non-profit boards, including the University of Maryland Marlene and Stewart Greenebaum Comprehensive Cancer Center and the Center for Refugee and Disaster Response at the Johns Hopkins Bloomberg School of Public Health. She brings a wealth of global experience and expertise in a number of key business areas, as well as important new perspectives that are invaluable to the Board.

Independent Director
Director Since: 2020
Age: 62

Family Relationships
Anthony F. Markel and Steven A. Markel are first cousins.

Board Matrix
The following matrix provides self-identified information regarding the Company’s Board members and nominees, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors and nominees that our Board believes are relevant to our businesses.
The matrix does not encompass all the knowledge, skills, experiences or attributes of our directors and nominees, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director or nominee does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors and nominees does not mean the director or nominee in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skills, experiences and attributes listed below may vary among the Board members and nominees.

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), we are asking shareholders to approve the following non-binding advisory resolution at the 2024 Annual Meeting:
RESOLVED, that the compensation paid to the Company’s named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.
While this vote is non-binding, the Board and the Compensation Committee, which is comprised of independent directors, will take the outcome into account in considering future executive compensation arrangements.
The Board recommends a vote FOR the approval of the Company’s executive compensation.
APPROVAL OF 2024 EQUITY INCENTIVE COMPENSATION PLAN
The Company has provided equity incentives to increase shareholder value and to attract, motivate, and retain the highest qualified employees and non-employee directors under the Company’s 2016 Equity Incentive Compensation Plan (the 2016 Equity Incentive Plan), which was adopted in 2016. The Board proposes to replace the 2016 Equity Incentive Plan with the 2024 Equity Incentive Compensation Plan (the 2024 Equity Incentive Plan), which would give the Board the continued ability to provide incentives through issuance of cash, stock, restricted stock, and other stock-based awards. As of the effective date of the 2024 Equity Incentive Plan, no further awards may be granted under the 2016 Equity Incentive Plan, but any existing awards under the 2016 Equity Incentive Plan will continue in effect in accordance with their terms and the provisions of the 2016 Equity Incentive Plan.
The following summary of the material aspects of the 2024 Equity Incentive Plan is qualified in its entirety by reference to the full text of the 2024 Equity Incentive Plan, a copy of which is set forth as Appendix A to this proxy statement. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the 2024 Equity Incentive Plan.
General
The 2024 Equity Incentive Plan provides for grants or awards of Restricted Stock, Restricted Stock Units, Performance Grants, and Other Stock Awards (collectively, Incentive Awards). The 2024 Equity Incentive Plan does not authorize grants of stock options or stock appreciation rights. Present and future employees of the Company and its subsidiaries and the Company’s Outside Directors are eligible to receive Incentive Awards under the 2024 Equity Incentive Plan. As of December 31, 2023, the Company and its subsidiaries had approximately 21,600 employees, and the Company currently has nine Outside Directors, eight of whom are being nominated for re-election at the 2024 Annual Meeting. The Compensation Committee of the Board has the power and complete discretion, as provided in the 2024 Equity Incentive Plan, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award. The Outside Directors of the Board have the power and complete discretion to select Outside Directors to receive Incentive Awards for Outside Directors and to determine the terms and conditions, the nature of the award and the number of shares to be allocated as part of each Incentive Award for each Outside Director.
Stock Subject to Plan; Adjustments
The Board has reserved a total of (i) 250,000 new shares of Common Stock for use under the 2024 Equity Incentive Plan, plus (ii) any shares of Common Stock previously reserved for issuance under the 2016 Equity Incentive Plan that have not been issued and are not subject to outstanding awards under the 2016 Equity Incentive Plan as of the effective date of the 2024 Equity Incentive Plan, plus (iii) any shares previously reserved for issuance under the 2016 Equity Incentive Plan that are subject to outstanding awards under the 2016 Equity Incentive Plan as of the effective date of the 2024 Equity Incentive Plan which, after the effective date of the 2024 Equity Incentive Plan, expire, are forfeited, otherwise terminate or are settled in cash. As of December 31, 2023, there were approximately 86,144 shares of Common Stock previously reserved under the 2016 Equity Incentive Plan that have not been issued and are not subject to outstanding awards under the 2016 Equity Incentive Plan, and approximately 81,245 shares of Common Stock previously reserved under the 2016 Equity Incentive Plan that are subject to outstanding awards under the 2016 Equity Incentive Plan.
Shares necessary to satisfy awards under the 2024 Equity Incentive Plan may be newly issued shares or shares acquired in open market or private transactions. If an Incentive Award expires, terminates without a delivery of shares (e.g., the award is settled in cash) or results in the forfeiture of shares back to the Company, the shares subject to such award will become available for further awards under the 2024 Equity Incentive Plan. Shares exchanged by a Participant or retained by the Company in payment of withholding taxes will not be available for future Incentive Awards under the 2024 Equity Incentive Plan. Shares issued under the 2024 Equity Incentive Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity will not reduce the maximum number of shares available under the 2024 Equity Incentive Plan. In addition, the number of shares subject to the 2024 Equity Incentive Plan (and the number of shares and terms of any Incentive Award) may be adjusted if there is any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.
Limitations on Incentive Awards
No more than 50,000 shares of Common Stock may be allocated to Incentive Awards granted or awarded to any individual Participant during any 36-month period. No more than $250,000 worth of Incentive Awards (valued at the fair market value of the shares subject to the award as of the grant date) may be granted to any single non-employee director during any single calendar year.
Administration
The Compensation Committee of the Company’s Board, or a subcommittee of such committee (the Committee), administers the 2024 Equity Incentive Plan with respect to Incentive Awards to employees; and the Outside Directors of the Board administer the 2024 Equity Incentive Plan with respect to Outside Directors. Each member of the Committee or its subcommittee, which must have at least two members, must meet the standards of independence necessary to be classified as a non-employee director for purposes of Rule 16b-3 under the Exchange Act. Subject to the terms of the 2024 Equity Incentive Plan, the Committee or its duly-authorized delegate will have authority to determine the terms of Incentive Awards for employees and the Outside Directors will have authority to determine the terms of Incentive Awards for Outside Directors.

Restricted Stock and Restricted Stock Unit Awards
The 2024 Equity Incentive Plan authorizes the grant of Restricted Stock awards on terms and conditions established by the Committee or the Outside Directors, as applicable (the Applicable Administrator), which may include performance conditions. The terms and conditions will include the designation of a Restriction Period during which the shares are not transferable and are subject to forfeiture.

Restricted Stock Units may be granted on the terms and conditions established by the Applicable Administrator including conditioning the lapse of restrictions on the achievement of one or more performance standards. No shares are issued at the time of grant of Restricted Stock Units. Rather, upon lapse of the restrictions, a Restricted Stock Unit entitles a Participant to receive a share of Common Stock or a cash amount equal to the fair market value of a share of Common Stock on the date the restrictions lapse.
The minimum time-based vesting period for Restricted Stock and Restricted Stock Units is twelve consecutive months. For Restricted Stock and Restricted Stock Units that are subject to the attainment of performance goals, the minimum performance period is twelve consecutive months. Vesting may be accelerated upon death, Disability, Early Retirement, Retirement or a Change in Control.
Performance Grants

The Applicable Administrator may make Performance Grants to any Participant other than Outside Directors. Each Performance Grant will contain performance goals for the award established by the Committee, including the performance criteria to be used, the target and maximum amounts payable, and other terms and conditions.

The Committee will make all determinations regarding the achievement of performance goals. Actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of the performance criteria or factors to the performance goal. Performance Grants will be payable in cash, shares of Common Stock or a combination of cash and shares of Common Stock.
Other Stock Awards
The 2024 Equity Incentive Plan authorizes the making of Other Stock Awards under which the Participant will become entitled to receive shares of Common Stock upon the satisfaction of the terms and conditions of the award. The

Applicable Administrator will establish the number of shares of Common Stock to be awarded and the terms and conditions applicable to each Other Stock Award, including any performance restrictions.
Change in Control
Unless otherwise provided in an Incentive Award, if, within twelve months after a Change in Control, a Participant is involuntarily terminated without Cause or terminates employment for Good Reason, or upon the occurrence of a Change in Control resulting in a complete liquidation or dissolution of the Company, (i) all restrictions on Restricted Stock will lapse, (ii) all Restricted Stock Units will be deemed fully vested, and (iii) all Performance Grants and Other Stock Awards will be deemed to be fully earned and vested, and each will be immediately issued or paid as the case may be; provided, that the level of attainment with respect to the Performance Awards will be based on the actual performance achieved through the date of the Change of Control.
Duration, Amendment and Termination
Unless sooner terminated by the Board, the 2024 Equity Incentive Plan will terminate on December 31, 2034. No Incentive Awards may be made under the 2024 Equity Incentive Plan after its termination.
The Board may amend the 2024 Equity Incentive Plan as it deems advisable, except that no change may be made that increases the total number of shares of Common Stock reserved for issuance under Incentive Awards unless such change is authorized by the Company’s shareholders (except as described above under Stock Subject to Plan; Adjustments). A termination or amendment of the 2024 Equity Incentive Plan will not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted.
Restrictions on Transfer; Deferral
Except as otherwise provided in the Incentive Award, Incentive Awards may not be transferred except by will or by the laws of descent and distribution. The Committee may permit Participants to elect to defer the issuance of Common Stock or the settlement of awards in cash under the 2024 Equity Incentive Plan.
U.S. Federal Income Tax Treatment of Awards under the 2024 Equity Incentive Plan
An employee or director will not incur federal income tax liabilities when granted any Incentive Award under the 2024 Equity Incentive Plan, unless the employee or director makes an election under Section 83(b) of the Code for a Restricted Stock grant. Unless the employee or director has made a Section 83(b) election, upon lapse of restrictions on Restricted Stock or upon the issuance of stock or cash under a Restricted Stock Unit or the payment of a Performance Grant or Other Stock Award, the employee or director will have ordinary income equal to the fair market value of the Common Stock and amount of cash received, as applicable.
The Company generally will be entitled to a business expense deduction at the time and in the amount that the recipient of an award recognizes ordinary income. Special rules limit the deductibility of compensation paid to certain employees. A participant who is an employee must pay or make arrangements with the Company for a sufficient amount to cover withholding of any federal, state or local taxes required by law. The Committee may permit shares to be used to satisfy required tax withholding, valued at the fair market value as of the settlement date of the applicable award.
New Plan Benefits
Any new benefits under the 2024 Equity Incentive Plan are determined by the Board in its discretion and are not determinable at this time.
The Board recommends a vote FOR this proposal.

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP has been selected by the Audit Committee of the Board as the independent registered public accounting firm of the Company for the current fiscal year, subject to ratification by the shareholders. KPMG LLP has served as the Company’s independent registered public accounting firm since 1980. Representatives of KPMG LLP are expected to be present at the 2024 Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders. If the shareholders do not ratify the selection of KPMG LLP, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee.
The Board recommends a vote FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year.
Aggregate Fees
The aggregate fees billed to the Company by KPMG LLP for 2023 and 2022 were $10,685,420 and $10,379,998, respectively. Further details are set forth below.
Audit Fees
The aggregate fees billed to the Company by KPMG LLP for audit services for 2023 and 2022 were $9,480,000 and $9,137,000, respectively.
Audit-Related Fees
The aggregate fees billed to the Company by KPMG LLP for audit-related services for 2023 and 2022, and not otherwise reported in the preceding paragraph, were $831,620 and $845,377, respectively. The fees for 2023 and 2022 were primarily for other attestation services and subsidiary audits.
Tax Fees
No fees were billed to the Company by KPMG LLP for tax services for 2023. The aggregate fees billed to the Company by KPMG LLP for tax services for 2022, primarily for tax consulting services, were $56,951.
All Other Fees
The aggregate fees billed to the Company by KPMG LLP for all other services for 2023 and 2022 were $373,800 and $340,670, respectively. The nature of the services provided was primarily for actuarial certifications and services in both years. The actuarial certifications and services provided by KPMG LLP consist primarily of providing actuarial opinions and summaries to regulatory authorities after the Company has determined the amount of reserves to be recorded in the financial statements.
Pre-approval of Services
The Audit Committee pre-approves all audit services and permitted non-audit services to be performed by KPMG LLP. The Audit Committee has delegated authority for pre-approval between meetings to one or more of its members, provided any decision to grant pre-approval is presented to the full committee at its next scheduled meeting.

SHAREHOLDER PROPOSAL FOR REPORT ON COMPANY GREENHOUSE GAS EMISSIONS
Green Century Capital Management (located at 114 State Street, Suite 200, Boston, MA 02109), beneficial owner of shares of the Company with a value in excess of $25,000 for at least one year as of November 30, 2023, intends to present the proposal set forth below at the 2024 Annual Meeting. The Company is not responsible for the content of the shareholder proposal.
Whereas: Climate change is creating systemic risks to the economy, and immediate, sharp emissions reductions are required. Companies lacking ambitious goals to cut greenhouse gas (GHG) emissions may jeopardize shareholder value for diversified investors, as climate change poses undiversifiable and unhedgeable risks.1
Markel is exposed to climate risk both as a long term investor in high-quality companies and as an insurance underwriter. In its most recent 10-K, Markel acknowledges that “If climate change results in an increase in the frequency and/or severity of weather-related catastrophes, we may experience additional or elevated catastrophe-related losses or disruptions, which may be material.”2 Regarding its casualty risk exposure, Markel states emphatically on its website that “Now is the time for the industry to wake up and start creating tools to prepare for potential systemic and clash events associated with climate change so that we will be prepared to face these risks head on.”3
It is consistent, then, that Markel has, in its words, “continued to support the insurance industry’s push for carbon neutrality as part of the Paris Climate Agreement.”
Yet, despite Markel’s acknowledgement of its climate risk, exhortations to address growing climate change-related casualty risk, and support for carbon neutrality, it fails to offer wholistic strategies that address its risk or align with its public statements. Markel additionally does not publish a comprehensive sustainability report, nor does it disclose emissions associated with its investments or underwriting.

Peer companies such as Travelers4 and AIG5 have started to disclose emissions associated with their investments, as have Swiss Re6, Munich Re7, Allianz8 and Aviva.9 Further, Swiss Re10 has begun to disclose its insurance associated emissions, and Aviva plans to do so as well.11

Markel could address investor concerns and take meaningful action by publishing a comprehensive sustainability report, similar those of its Fortune 500 peers. Moreover, the Company should begin the process of quantifying and disclosing the full range of its operational and value chain GHG emissions with the aim of setting an emissions reduction target aligned with the goals of the Paris Agreement of limiting temperature rise to 1.5 degrees Celsius.

1	https://www.unepfi.org/fileadmin/documents/universal_ownership_full.pdf. Pg4.
2	https://d18rn0p25nwr6d.cloudfront.net/CIK-0001096343/50497dce-c2c4-42f7-ae0c-881f399c21db.pdf. Pg 22.
3	https://www.markel.com/insights-and-resources/climate-change-risk
4	https://sustainability.travelers.com/iw-documents/sustainability/Travelers_SustainabilityReport2022.pdf p.24
5	https://www.aig.com/content/dam/aig/america-canada/us/documents/about-us/report/aig-esg-report_2022.pdf p.32
6	https://www.swissre.com/dam/jcr:ec822a140a4d7-4b6b-b0e2-49ae6036058c/2022-financial-report-doc-en.pdf#page=148 p.175
7
https://www.munichre.com/content/dam/munichre/contentlounge/website-pieces/documents/
MunichRe-Sustainability-Report_2022.pdf/_jcr_content/renditions/original./MunichRe-Sustainability-Report_2022.pdf p.37

8	https://www.allianz.co.uk/content/dam/onemarketing/azuk/allianzcouk/about-us/docs/pdfs/social-responsibility/Allianz_Group_Sustainability_Report_2021-web.pdf p.85
9	https://www.aviva.com/sustainability/reporting/climate-related-financial-disclosure/ p.67
10	https://www.swissre.com/sustainability/approach/metrics-targets/net-zero-insurance.html
11	https://www.aviva.com/sustainability/reporting/climate-related-financial-disclosure/ p.45

RESOLVED: Shareholders request that Markel issue a report, at reasonable cost and omitting proprietary information, disclosing the GHG emissions from its underwriting, insuring, and investment activities.
SUPPORTING STATEMENT: In preparing report, we recommend, at management’s discretion:
•Taking into consideration GHG emissions disclosure guidance such as the GHG Protocol and Partnership For Carbon Accounting Financials Insurance-Associated Financials standard.
•As necessary Markel can initially base reporting on reasonable emissions estimates and provide a timeline for its disclosures.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:
The Board has carefully considered this proposal and does not believe that preparing and issuing a report disclosing the greenhouse gas emissions from the Company’s underwriting, insuring and investment activities is necessary or in the best interests of shareholders at this time for the reasons stated below:
•The Company’s business model appropriately considers and evaluates climate risks, and complying with the proposal’s request would be an unnecessary and inefficient use of Company resources. We confront climate change in the normal course of our business and consider climate risk as part of our ongoing underwriting activities. Climate risks related to our insurance operations are assessed and managed within our enterprise risk management program. To address the impacts of climate change, our insurance business works to identify, anticipate and address long-term risks and opportunities, including quantifying risks related to climate change and establishing an underwriting framework for management of this issue. Evaluating climate-related risks and opportunities is an important aspect of the underwriting and pricing of risks. In both our underwriting evaluation process and our underwriting strategies, we consider environmental factors, including weather trends and patterns, climate-related effects on weather perils, and other relevant risk variables. The Board believes that the proponent’s proposal would result in a competitive disadvantage to the Company.
While management is responsible for the day-to-day assessment, management and mitigation of climate risk, the Board is responsible for oversight of the Company’s risk management framework on an enterprise-wide basis, including the oversight of climate risks. Management regularly reports to the Board on risks. The Board believes that climate risks within the Company’s operations are being appropriately managed and monitored within the Company’s risk appetite. As a result, the Board believes that the proposal’s request would require an inadvisable use of significant management time and corporate resources that would not be in the best interests of shareholders.
•As a holding company, the Company’s culture and success depend on supporting, but not micromanaging, our numerous operating companies. Our businesses operate with a high degree of autonomy. Local management teams direct the day-to-day operations of their respective companies. We believe our business model allows managers to make decisions that are in the best interests of their employees and customers, as well as our shareholders. Consequently, the Board believes that climate and sustainability strategy, policies and programs should be addressed at the operating company level, with oversight by the Board.
•Measuring greenhouse gas emissions of the Company’s underwriting, insuring and investment activities in accordance with this proposal will be impractical, inaccurate and not an efficient use of shareholders’ investment in the Company. We do not believe we can accurately and reliably calculate the greenhouse gas emissions associated with our underwriting, insuring and investment activities in the manner described in the proposal. The Company underwrites and provides insurance and reinsurance worldwide for thousands of insureds from individuals and small businesses to Fortune 1000 companies. Our insurance-linked securities fund management operations provide insurance and investment management services for a broad range of investment products for insurance and reinsurance companies, government entities, banks, hedge funds, pension funds and institutional investors. The Company is not aware of any method by which we can accurately and reliably measure the GHG emissions of our insureds and the other customers/clients of our insurance operations. Similarly, we believe that reliable data necessary for the Company to accurately and reliably calculate the greenhouse gas emissions associated with the vast majority of our investment portfolio does not currently exist.
•The Company will comply with the SEC’s recently adopted climate disclosure rules when required. The SEC recently adopted rules requiring public companies in the United States to disclose climate-related risks and certain greenhouse gas emissions data, which are intended to, among other things, promote consistency, comparability, and reliability of climate-related disclosures. We are reviewing the SEC’s climate disclosure rules and assessing their impact on the Company. We will comply with them when required. The Board does not believe it is responsible for the Company, or in the best interests of our shareholders, to commit to the proponent’s requested actions, particularly in light of the SEC finalizing its climate rules. We believe focusing on compliance with the SEC’s recently adopted climate disclosure rules will allow us to make informed and responsible decisions about the collection and disclosure of greenhouse gas emissions data, among other matters, as required by those rules. We believe that prioritizing compliance with SEC requirements is appropriate to avoid unnecessary, duplicative or potentially inconsistent reporting, and to prioritize Company efforts and allocate management time and corporate resources most effectively.
For the reasons stated above, the Board recommends a vote AGAINST this proposal.
If you sign and return your proxy (if voting by mail) or submit your proxy (if voting through the Internet or by telephone), but you do not provide a voting instruction on this proposal, your shares will be voted AGAINST the shareholder proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and footnotes set forth information with respect to beneficial ownership of Common Stock of the Company as of March 14, 2024, except as otherwise noted, by: (i) each director or director nominee; (ii) each person named in the Summary Compensation Table; (iii) each person known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock; and (iv) all directors, director nominees and executive officers of the Company as a group (18 persons). For purposes of this table, “beneficial ownership” includes, as required by applicable regulations, shares over which a person has, or shares, voting or investment power. Except as otherwise indicated, each person named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person. In addition, except as otherwise indicated, the address for each person named below is c/o Markel Group Inc., 4521 Highwoods Parkway, Glen Allen, Virginia, 23060.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Name	Direct Ownership[a]	Other Ownership	Total Beneficial Ownership	Percent	Restricted Stock Units[b]
Mark M. Besca	785	—	785	*	—
K. Bruce Connell	2,847	172[c]	3,019	*	—
Lawrence A. Cunningham	534	—	534	*	—
Thomas S. Gayner	20,606	5,219[d]	25,825	*	28,183[e]
Greta J. Harris	656	—	656	*	—
Morgan E. Housel	544	—	544	*	—
Diane Leopold	1,760	500[f]	2,260	*	—
Anthony F. Markel	15,000	61,915[g]	76,915	*	—
Steven A. Markel	69,688	31,772[h]	101,460	*	—
Harold L. Morrison, Jr.	746	—	746	*	—
Michael O’Reilly	3,386	—	3,386	*	—
A. Lynne Puckett	468	960[i]	1,428	*	—
Michael R. Heaton	1,587	149[j]	1,736	*	2,307
Jeremy A. Noble	834	233[k]	1,067	*	3,021[l]
Richard R. Grinnan	1,620	96[m]	1,716	*	1,513
Brian J. Costanzo	250	206[n]	456	*	354
Teresa S. Gendron	—	—	—		655[o]
All directors, director nominees and executive officers as a group	121,755	101,402[p]	223,157	1.71%	36,982[q]
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355[r]	1,191,714	—	1,191,714	9.14%	—
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001[s]	762,961	—	762,961	5.85%	—
________________________________

*	Less than 1% of class.

[a]
Includes the following shares of Common Stock subject to pledges: (i) 15,000 shares pledged by Anthony F. Markel as collateral for loan(s); and (ii) 40,000 shares pledged by Steven A. Markel as collateral for loan(s).

[b]
Restricted Stock Units (RSUs) represent the right to receive unrestricted shares of Common Stock upon the lapse of restrictions, at which point the holders will have sole investment and voting power. RSUs that will not vest and shares be delivered to the holder within 60 days of the date of the table are not considered beneficially owned for purposes of the table and are therefore not included in the Total Beneficial Ownership column because the holders are not entitled to voting rights or investment control until that occurs.

[c]	Includes 172 shares held by Mr. Connell’s spouse, as to which beneficial ownership is disclaimed.

[d]
Includes 447 shares held as trustee for the benefit of Mr. Gayner’s spouse and 2,000 shares held by Mr. Gayner’s spouse, in each case as to which beneficial ownership is disclaimed. Includes 2,772 shares indirectly held by Mr. Gayner in the Company’s 401(k) plan (based on plan balance as of December 31, 2023).

[e]	Of the number shown, 19,932 RSUs have vested, but receipt of the shares has been deferred.

[f]	Includes 500 shares held by Ms. Leopold’s spouse, as to which beneficial ownership is disclaimed.

[g]
Includes 39,543 shares held in Grantor Retained Annuity Trusts for which Mr. Markel is trustee and partial beneficiary; 6,220 shares held as trustee under trusts for the benefit of Mr. Markel and his children; and 2,443 shares held in trusts for his children for which Mr. Markel is trustee and partial beneficiary. Mr. Markel disclaims beneficial ownership of these shares except with respect to his interests in the trusts. Includes: 10,059 shares held as trustee for the benefit of Mr. Markel’s children as to which beneficial ownership is disclaimed; and 3,650 shares held by Mr. Markel’s spouse, in each case, as to which beneficial ownership is also disclaimed.

[h]
Includes: (i) 15,000 shares held by Mr. Markel’s spouse, as to which beneficial ownership is disclaimed, (ii) 2,056 shares indirectly held by Mr. Markel in the Company’s 401(k) plan (based on plan balance as of December 31, 2023) and (iii) 14,716 shares held by The Steven & Katherine Markel Foundation, as to which Mr. Markel and his spouse share sole voting and dispostive power.

[i]	Includes 960 shares held in trust for which Ms. Puckett and her spouse are co-trustees and beneficiaries.

[j]	Includes 149 shares indirectly held by Mr. Heaton in the Company’s 401(k) plan (based on plan balance as of December 31, 2023).

[k]	Includes 233 shares indirectly held by Mr. Noble in the Company’s 401(k) plan (based on plan balance as of December 31, 2023).

[l]	Of the number shown, 521 RSUs have vested, but receipt of the shares has been deferred.

[m]	Includes 96 shares indirectly held by Mr. Grinnan in the Company’s 401(k) plan (based on plan balance as of December 31, 2023).

[n]	Includes 206 shares indirectly held by Mr. Costanzo in the Company’s 401(k) plan (based on plan balance as of December 31, 2023).

o	Of the number shown, 655 RSUs have vested, but receipt of the shares has been deferred.

[p]	Includes an aggregate 5,692 shares indirectly held by employee directors and executive officers in the Company’s 401(k) plan (based on plan balance as of December 31, 2023).

[q]	Of the number shown, 21,157 RSUs have vested, but receipt of the shares has been deferred.

[r]
Based on a Schedule 13G/A dated February 13, 2024. Of the total shares, The Vanguard Group has shared voting power with respect to 8,993 shares, sole dispositive power with respect to 1,162,523 shares and shared dispositive power with respect to 29,191 shares.

[s]	Based on a Schedule 13G dated January 29, 2024. Of the total shares, BlackRock, Inc. has sole voting power with respect to 699,842 shares and sole dispositive power with respect to 762,961 shares.

Policy on Hedging and Pledging of Company Stock
The Board has adopted a hedging and pledging policy applicable to the Company’s executive officers and directors. The policy:
•prohibits any executive officer or director from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities (i) granted by the Company as part of the compensation of the executive officer or director or (ii) held, directly or indirectly, by the executive officer or director;
•prohibits any individual executive officer or employee director from entering into one or more pledge transactions covering shares of the Company’s equity securities in excess of 0.75% of the Company’s outstanding equity securities of that kind;
•prohibits any non-employee director from entering into any pledge transactions covering shares of the Company’s equity securities;
•stipulates that shares of the Company’s equity securities received as compensation by executive officers and directors may not be pledged; and
•stipulates that any shares pledged in violation of the policy will not be considered “owned” for purposes of the Company’s stock ownership guidelines.
Compliance with the policy is reviewed by the Nominating/Corporate Governance Committee on an annual basis. In February 2024, the Committee conducted a review of the policy and of the number of shares pledged by the Company’s executive officers and directors, the number of the Company’s outstanding shares and the Company’s 30-day average daily trading volume. The Committee acknowledged that, as descendants of Sam Markel, who in the 1930s formed the company that Anthony F. Markel and Steven A. Markel would later take public in 1986, it is not surprising that a significant portion of their net worth is held in the form of shares of the Company’s Common Stock. Pledging has enabled them to unlock a portion of the value of their stock without having to sell it. Within the constraints set forth in the policy, the Committee affirmed its support of this approach. The Committee reviewed the outstanding pledge balances, if any, of each of the Company’s executive officers and directors and confirmed the adequacy of and compliance with the policy.

CORPORATE GOVERNANCE
Board Committees; Meetings; Guidelines and Charters; Director Independence
Committees; Committee Membership
The Company has standing Audit, Compensation and Nominating/Corporate Governance Committees of the Board. The following table reflects the current membership and the chair of these committees:

	Audit	Compensation	Nominating/Corporate Governance
Mark M. Besca	Chair
K. Bruce Connell	Member	Member
Lawrence A. Cunningham			Member
Greta J. Harris			Member
Morgan E. Housel			Member
Diane Leopold		Chair
Harold L. Morrison, Jr.	Member	Member
Michael O’Reilly	Member		Member
A. Lynne Puckett			Chair
Meetings and Attendance
In 2023, the Board and its committees held the following number of meetings:

Board/Committee	Number of Meetings
Board	6
Audit Committee	7
Compensation Committee	6
Nominating/Corporate Governance Committee	4
In 2023, each director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board (during the period for which the director served as a director) and (ii) the total number of meetings held by all committees of the Board on which the director served (during the period(s) that the director served).
Corporate Governance Guidelines and Committee Charters
The Board has adopted Corporate Governance Guidelines and written charters for the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. Current copies of the Guidelines and the written charters for each of these committees are available to security holders on the Company’s website, ir.mklgroup.com/investor-relations/governance.
Director Independence Determinations
The Board has determined that, of the current directors, Messrs. Besca, Connell, Cunningham, Housel, Morrison and O’Reilly and Mses. Harris, Leopold and Puckett are each “independent” of management under the categorical standards for determining independence adopted by the Nominating/Corporate Governance Committee. These categorical standards incorporate applicable independence rules of the New York Stock Exchange (NYSE). The Board also has determined that each member of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee, respectively, meets applicable NYSE independence standards for service on those committees. In addition, each member of the Compensation Committee is a “non-employee director” for purposes of Rule 16b-3(b)(3) under the Exchange Act. No additional factors were identified that would impair any Compensation Committee member’s ability to make independent judgments about the compensation of the Company’s executive officers.

Under the categorical standards adopted by the Nominating/Corporate Governance Committee, a director is considered independent without further Board determination if the director meets NYSE standards, unless:
•The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company. Employment as an interim Chairman or Chief Executive Officer or other executive officer will not disqualify a director from being considered independent following that employment.
•The director has received, or has an immediate family member who has received, during any 12-month period within the past three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
•The director is a current partner or employee of a firm that is the Company’s internal or external auditor; the director has an immediate family member who is a current partner of such a firm; the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.
•The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.
•The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of such other company’s consolidated gross revenues.
•The director or an immediate family member is a current executive officer of a tax exempt organization that has received contributions from the Company in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of such tax exempt organization’s consolidated gross revenues.
For these purposes: “Company” includes Markel Group Inc. and any of its consolidated subsidiaries; and “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the person’s home.
Board Leadership Structure and Risk Oversight
Steven A. Markel has served as Chairman of the Board since May 2020.
Effective January 1, 2023, Mr. Gayner was appointed by the Board as sole Chief Executive Officer (CEO) of the Company and, with approval from the Board, assumed the functions, duties and responsibilities of the Company’s sole principal executive officer, after serving as Co-Chief Executive Officer of the Company since 2016 and co-principal executive officer since 2018. As CEO and a member of the Board, Mr. Gayner manages the day-to-day operations of the Company and formulates and implements the long-term strategic direction and initiatives of the Company (including the allocation of capital) in consultation with the other members of the Board.
The Company’s Corporate Governance Guidelines provide that continued Board membership of a former CEO of the Company is a matter to be decided in each individual instance, and that when a CEO resigns from that position, the CEO should offer to resign from the Board at that time.
The Corporate Governance Guidelines also provide for the designation of a Lead Independent Director by the Company’s non-employee directors. The Lead Independent Director presides at meetings of the non-employee directors and is responsible for communicating to the Chairman of the Board regarding the meetings. Mr. O’Reilly has served as Lead Independent Director since May 2021.

The Board and the Audit Committee are principally responsible for monitoring risk management by the Company. Management regularly reports to the Board and the Audit Committee on litigation risks, underwriting risks, operating risks, reserving issues, investment risks, cybersecurity risks, reinsurance and catastrophe risk management. Management also has established an enterprise risk management committee which periodically reports on its activities to the Board or the Audit Committee. In addition, management reviews with the Compensation Committee the design of the Company’s incentive compensation programs to assist in evaluating whether the programs might encourage the taking of excessive or unnecessary risks in order to earn incentive compensation.
The Board conducts an annual self-evaluation and has determined that both its processes and the performance of its functions were appropriate.
Executive Sessions
The non-employee directors (all of whom are independent) meet in executive session without management at each regularly scheduled Board meeting and at such other times as the non-employee directors deem appropriate.
Communications with Directors
Any security holder or other interested party wishing to communicate with the Board as a whole, the non-employee directors or an individual director should write to “Board of Directors,” “Non-Employee Directors” or the individual director in care of the Company Secretary at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060. Communications from security holders or other interested parties addressed in this fashion will be sent directly to the Board, the non-employee directors or the individual director, as applicable.
Compensation of Non-employee Directors
The following table sets forth compensation for the Company’s non-employee directors for 2023:

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Mark M. Besca	$110,000	$164,467	$27,222	$301,689
K. Bruce Connell	$110,000	$164,467	$65,000	$339,467
Lawrence A. Cunningham	$110,000	$164,467	$14,722	$289,189
Greta J. Harris	$110,000	$164,467	$15,000	$289,467
Morgan E. Housel	$110,000	$164,467	$27,222	$301,689
Diane Leopold	$110,000	$164,467	$25,147	$299,614
Harold L. Morrison, Jr.	$110,000	$164,467	$6,111	$280,578
Michael O. Reilly	$140,000	$164,467	$30,556	$335,023
A. Lynne Puckett	$110,000	$164,467	$27,222	$301,689
Annual Retainer Fee
Upon election to the Board, each non-employee director is paid an annual retainer fee of $110,000 (or a pro-rated portion thereof if elected to the Board after the annual meeting of shareholders). The Lead Independent Director, Mr. O’Reilly, also receives an additional annual retainer fee of $30,000. The retainer fee is paid in cash, except to the extent the director chooses to receive the fee in the form of shares of the Company’s Common Stock. In addition, each non-employee director is reimbursed for expenses incurred in connection with attending meetings.
In 2023, non-employee directors were eligible to participate, up to the total amount of the retainer fees received by the director, in the Non-Qualified Component of the 2020 Stock Purchase Plan (as defined below under “Employee Stock Purchase Plan”). Under the Non-Qualified Component, non-employee directors have the ability to purchase the Company’s Common Stock at a 10% discount. In 2023, Messrs. Besca, Cunningham, Housel and O’Reilly and Mses. Leopold and Puckett elected to receive their entire retainer fees, and Mr. Morrison elected to receive half of his retainer fee, in the form of shares of the Company’s Common Stock purchased under the 2020 Stock Purchase Plan.

Annual Restricted Stock Award
Upon election to the Board, each non-employee director also receives an annual grant of restricted stock valued at approximately $165,000 (or a pro-rated portion thereof if elected to the Board after the annual meeting of shareholders), calculated based on the fair market value of the Company’s Common Stock on the grant date and rounded up or down to the nearest whole share.
All Other Compensation
The “All Other Compensation” column in the table above includes:

Name	Discount Received for Fees Paid in Shares[a]	Matching Gifts[b]	Other Compensation	Total All Other Compensation
Mark M. Besca	$12,222	$15,000	—	$27,222
K. Bruce Connell	—	$15,000	$50,000[c]	$65,000
Lawrence A. Cunningham	$12,222	$2,500	—	$14,722
Greta J. Harris	—	$15,000	—	$15,000
Morgan E. Housel	$12,222	$15,000	—	$27,222
Diane Leopold	$12,222	$12,925	—	$25,147
Harold L. Morrison, Jr.	$6,111	—	—	$6,111
Michael O. Reilly	$15,556	$15,000	—	$30,556
A. Lynne Puckett	$12,222	$15,000	—	$27,222

[a]
The amounts in this column represent the discount received by non-employee directors who elected to receive all or a portion of their retainer fees for 2023 in the form of shares of the Company’s Common Stock purchased under the 2020 Stock Purchase Plan as described above under “Annual Retainer Fee.”

[b]
The amounts in this column represent the charitable contributions made by the Company that matched contributions made by non-employee directors in 2023 (up to $15,000). See “Summary Compensation Table” for the amounts of charitable contributions made by the Company to match contributions made by Thomas S. Gayner in 2023, and “Certain Transactions” for the amounts of charitable contributions made by the Company to match contributions made by Anthony F. Markel and Steven A. Markel, respectively, in 2023.

[c]
This amount represents an additional annual fee of $50,000 paid in cash to Mr. Connell as compensation for his service as a non-executive director of the Company’s Bermuda insurance subsidiary for 2023.

Stock Ownership Guidelines
The Company places a strong emphasis on equity ownership by executive officers and other members of senior management and has extended that philosophy to its Board by adopting stock ownership guidelines for non-employee directors. The guidelines require non-employee directors to acquire and maintain ownership of Common Stock with a value at least equal to five times the annual cash retainer paid. Following an increase in the ownership requirement due to an increase in the annual cash retainer paid, the non-employee directors have five years to comply with the additional ownership expected to be held due to the annual cash retainer increasing. All shares acquired under the 2020 Stock Purchase Plan count toward ownership requirements along with any restricted stock granted but not vested. Purchased shares are valued at the higher of cost to the director or market. All current non-employee directors meet the guideline requirements.
Audit Committee
The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) the performance of the independent auditors and the performance of the Company’s internal audit function. In addition, the Committee provides an avenue for communication between the internal auditors, the independent auditors, financial management and the Board. The Committee meets in executive session at each of its regularly scheduled meetings, meeting privately with the independent auditors, key members of management and the Managing Director of Internal Audit. The Committee conducts an annual self-evaluation and has determined that both its processes and the performance of its functions were appropriate.
The Board has determined that all members of the Audit Committee are financially literate, and that Messrs. Besca and O’Reilly are “audit committee financial experts” as defined by Item 407(d) of Regulation S-K under the Exchange Act. In making these determinations, the Board considered, among other things, the experience described under “Election of Directors” above and other relevant experience as summarized below:

Mr. Besca - As a senior executive of EY (formerly Ernst & Young, LLP), he has thirty years experience serving as a lead and senior advisory audit partner of Fortune 500 companies in the Media and Entertainment, Consumer Products and Airline industries. He brings a broad array of skills and expertise to the Committee from his many years of advising major corporations across a number of industries.
Mr. Connell - As Executive Vice President and Group Underwriting Officer of XL Capital Ltd. as well as chief executive and underwriter at various subsidiaries and predecessors to XL Capital Ltd., he has thirty years experience of combined insurance and financial expertise.
Mr. Morrison - He has over thirty years of combined insurance, administrative and financial experience. Mr. Morrison served as Senior Vice President, Chubb Group, and Division President, Field Operations, North America Insurance of Chubb Insurance Company, after previously serving in several other senior executive management positions at Chubb. He is a proven industry leader, who brings deep administrative and operational experience on a global level to the Committee.
Mr. O’Reilly - He served as Chief Financial Officer of Chubb Corporation for six years after having previously served as Chief Investment Officer. Mr. O’Reilly’s combination of insurance and financial experience is a valuable asset to the Committee.
Compensation Committee
The Compensation Committee is appointed by the Board to, among other things: (i) review and approve corporate goals and objectives relevant to compensation for the Company’s executive officers; (ii) review and evaluate the performance of the CEO and the Company’s other executive officers in light of such goals and objectives and, based on these evaluations, determine and approve their annual and long-term compensation; (iii) administer the Company’s incentive stock plans; and (iv) review and approve, or recommend to the full Board, executive incentive compensation plans and equity-based plans in which the Company’s executive officers and members of the Board are eligible to participate. The Committee also discusses succession planning regarding the CEO, the Company’s other executive officers, and certain specified key executives of the Company’s operating companies, and periodically reports its views on succession to the full Board, giving due consideration to succession in the event of an emergency or unanticipated retirement of any of these employees. The Committee conducts an annual self-evaluation and has determined that both its processes and the performance of its functions were appropriate.
The Compensation Committee has full authority over compensation of the executive officers of the Company. This authority is not delegated to any other person.
The Committee annually reviews and, if appropriate, resets the compensation of the Company’s executive officers taking into account, among other factors, level of experience; individual areas of responsibility; the Company’s operating performance; and total compensation opportunities relative to compensation opportunities of other members of management of the Company and its subsidiaries. The Committee considers recommendations from senior management in the course of its review.
In 2023, senior management engaged an outside compensation consultant, Compensation Advisory Partners LLC (CAP), to provide current market research and analyses against which executive compensation programs and proposals could be evaluated. Senior management worked with CAP to make recommendations regarding executive compensation that are consistent with the Company’s objectives. CAP reported directly to senior management and, in turn, senior management presented data, analysis and recommendations to the Compensation Committee for review and consideration. CAP did not engage directly with the Compensation Committee or the Board. For additional information regarding senior management’s engagement with CAP, see “Compensation Setting Process” below.
For 2023, the aggregate fees paid to CAP for its advice and recommendations on the amount and form of executive compensation was $184,300.
The Committee has authority to retain, appoint, compensate and oversee the work of compensation advisers and require the Company to provide reasonable compensation to such advisers as determined by the Committee. Neither the Committee nor the Board has retained compensation consultants to assist it in determining the amount or form of compensation for executive officers or directors. When applicable, the Committee will conduct independence assessments of compensation advisers who provide advice to the Committee in accordance with the independence factors established by the NYSE, as then in effect.
The Committee also reviews and assesses the compensation paid to non-employee members of the Board and recommends to the Board any changes the Committee believes are appropriate.

Nominating/Corporate Governance Committee
The Nominating/Corporate Governance Committee is appointed by the Board to: (i) identify individuals qualified to become Board members; (ii) assist the Board in reviewing the independence, skills and characteristics of Board members, as well as the size, composition and leadership structure of the Board and its Committees; (iii) recommend to the Board the director nominees for the next annual meeting of shareholders and to fill any vacancies on the Board; (iv) recommend to the Board nominees for each committee of the Board; and (v) oversee the governance of the Company, including recommending to the Board a set of corporate governance guidelines for the Company.
While the Committee has not adopted minimum criteria, it considers several qualifications when considering candidates for the Board. The Committee seeks a mix of skills and experience on the part of Board members that will maximize the Board’s effectiveness. Among attributes the Committee takes into account are: integrity; leadership and policy making experience; business and financial expertise; government or community service; diversity of experience, background and perspectives; and the ability to act in the best interests of all shareholders. None of the attributes is given any particular weight in selecting a candidate. The Committee does not have a policy with respect to director diversity, but considers diversity, in its broadest sense, in selecting candidates who have a mix of experiences, backgrounds and perspectives that will enhance the quality of the Board’s interactions and decisions. The Committee also seeks to have candidates with a diversity of backgrounds, perspectives and experience that complement the backgrounds, perspectives and experience of others on the Board. Director candidates should be committed to representing the long-term interests of all of the shareholders and should not have any interests that conflict with service with the Company. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. The Committee conducts an annual self-evaluation and has determined that both its processes and the performance of its functions were appropriate.
The Committee will consider candidates recommended by shareholders for consideration as directors on the same basis it evaluates other candidates. Any shareholder wishing to recommend a candidate for consideration should write to the Chair of the Nominating/Corporate Governance Committee in care of the Company Secretary at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060. See “Shareholder Proposals” below for requirements that must be met for including a director nominee in the Company’s proxy materials for the 2025 Annual Meeting of Shareholders or for nominating a director at the 2025 Annual Meeting of Shareholders.
Code of Conduct
The Board has adopted a Code of Conduct that is applicable to all directors and employees, including the Company’s principal executive, financial and accounting officers. The Company has posted the Code of Conduct on its website, ir.mklgroup.com/investor-relations/governance. The Company intends to satisfy applicable disclosure requirements regarding an amendment to, or waiver from, a provision of the Code of Conduct that applies to the Company’s principal executive, financial and accounting officers, by posting such information on its website, ir.mklgroup.com/investor-relations/governance.
Review of Transactions with Related Persons
The Board has adopted a written Related Party Transactions Policy pursuant to which the Nominating/Corporate Governance Committee is responsible for conducting a reasonable prior review of all related party transactions for potential conflicts of interest. The Committee must prohibit a transaction if it determines the transaction to be inconsistent with the interests of the Company and its shareholders. Under the policy, a related party transaction is a transaction required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act.
In addition to the Related Party Transaction Policy, executive officers and directors must also comply with the Company’s Code of Conduct. Under the Code of Conduct, executive officers and directors should avoid actual or apparent conflicts of interest, and any potential conflict of interest or waiver that involves an executive officer or director must be approved by the Board or the Nominating/Corporate Governance Committee.
Certain Transactions
Anthony F. Markel and Steven A. Markel are directors and employees of the Company. In 2023, total compensation for them as employees was approximately $276,000 and $277,174, respectively. They did not receive any compensation for their service as directors of the Company. The Company also made charitable contributions in the amounts of $15,000 each to match contributions made by Mr. Anthony Markel and Mr. Steven Markel in 2023.
Mr. Gayner’s spouse retired as President and Chief Executive Officer of a Company subsidiary in 2022, and in 2023 she had a consulting arrangement with that and another Company subsidiary. In 2023, total compensation to Mr. Gayner’s spouse was approximately $157,500.
Andrew G. Crowley, the Company’s President, Markel Ventures, is the son of F. Michael Crowley, a former Vice Chairman of the Company, who is party to an ongoing consulting arrangement with the Company. The consulting arrangement runs from January 1, 2019 through December 31, 2024, and automatically renews for additional 1-year periods unless terminated by either party. In 2023, total compensation to Mr. F. Michael Crowley was $112,500.
Delinquent Section 16(a) Reports
On August 7, 2023, a late Form 4 was filed for Mr. Anthony Markel to report a gift of the Company’s Common Stock by Mr. Markel on July 24, 2023. On September 8, 2023, a late Form 4 was filed for Mr. Cunningham that reported a purchase of the Company’s Common Stock by Mr. Cunningham on September 5, 2023. Due to an administrative oversight, on February 27, 2024, a late Form 4 was filed for each of Messrs. Gayner, Heaton, Andrew Crowley, Noble, Grinnan and Costanzo, as well as Ms. Meade P. Grandis, to report a restricted stock unit award for each of them made on February 20, 2024. Due to an administrative oversight, on March 6, 2024, a late Form 4 was filed for each of Messrs. Heaton and Andrew Crowley to report shares withheld for taxes upon the vesting of restricted stock units on February 16, 2024.
Corporate Responsibility
The Markel Style
Markel Group Inc. is a diverse financial holding corporation serving a variety of niche markets. At Markel Group, our culture is our greatest asset and is defined by the Markel Style, a timeless statement of our values and mission that is woven into our corporate DNA. The Markel Style provides a roadmap as we strive to build an enduring organization. Within this roadmap are principles on how we interact with our stakeholders. We seek to know our customers’ needs and to provide our customers with quality products and services. We provide an atmosphere in which people can reach their personal potential and work in a spirit of teamwork. We pledge to our shareholders we will build the financial value of their company. We respect our suppliers, and we have a commitment to our communities. The Markel Style was written in 1986 and remains our guidepost today.
Key within the Markel Style is the encouragement to look for a better way to do things, to challenge management. We also seek spontaneity and flexibility and a respect for authority, but disdain for bureaucracy. Our diverse financial holding company is managed in a way to accomplish these principles. Each of our businesses operates with a high degree of autonomy so long as they operate within the principles of the Markel Style. This allows our managers to make decisions that are best for their employees, customers, and communities, as well as our shareholders.
Insurance
We illustrate in further detail in the paragraphs below a variety of the ways in which Markel, our insurance business underwrites specialty insurance products consistent with the Markel Style.
Our people
We have a well-developed performance-management process, which is conducted in close coordination with our multiple levels of management and leadership development training. We also encourage employees within our Markel insurance operations to own their career development by taking advantage of training offered through our Workday Learning platform, as well as through courses and programs outside of Markel that are offered through professional organizations, academic institutions, and similar organizations. We also have undertaken significant work over recent years to establish global leadership development programs for different levels of leadership at Markel, including partnering with various renowned business schools to create leading-edge curricula in this area.
With the Markel Style as our foundation, we have identified five pillars of focus that relate to today’s challenges and opportunities—diversity and inclusion, community, innovation, well-being, and recognition. This program is both company and employee led—collectively, we want to bring the values of the Markel Style to life with our actions, not just our words. Our intent is to create an environment where employees are able to authentically bring their true selves to work, a place where all ideas are heard and diverse perspectives are valued, a culture that prioritizes innovation, the ability to make a difference for our local communities and the wider world, and a foundation for holding ourselves accountable for our own well-being and of those around us.
Employee health and overall well-being is also a key priority, and we provide a range of employee and eligible partner plans and programs, including health and voluntary benefits, within our insurance operations. These offerings include a variety of financial protection programs to help our employees meet their unique investment and savings needs including life insurance, retirement savings with company contributions in most situations and an employee stock purchase plan. Comprehensive employee assistance programs are available in all our major markets along with other well-being and fitness resources, including an employee led Global Wellbeing Network.
We rely on our employees’ ideas and input to help make Markel a great place to work. For example, senior leadership conducts regular employee communications meetings along with question and answer sessions across Markel providing opportunities for employees to share their ideas on how we can improve employee engagement. In addition, every two years we conduct a major, global employee engagement survey within our insurance operations, which in early 2022 garnered 88% participation, and which enables us to identify, focus on and track progress against key engagement drivers and external norms for high performing companies. This survey has generated additional ideas for employee engagement; and we have made substantial changes and improvements in our human capital practices based on this feedback. Plans are underway to conduct an employee engagement survey in early 2024. Additionally, Markel conducts regular pulse and employee net promoter score surveys on a departmental level across the organization throughout the year.
We are committed to embracing all aspects of diversity, including diversity of perspective, which we believe is crucial to sustainable success. Markel accordingly supports and encourages focused efforts to continue to build the diversity of our employee population and the inclusiveness of our culture. Our diversity and inclusion efforts seek to cultivate an inclusive environment in which every employee feels valued, respected and accepted. We believe this environment helps us increase creativity and innovation, foster business connections, serve our customers and maintain our market leadership.
Within Markel, our global Diversity and Inclusion (D&I) Steering Committee comprises more than 15 senior managers who are charged with advising on D&I strategy and providing leadership support and advocacy for our D&I efforts. We have an overarching D&I strategy, focusing on our diverse workforce, our inclusive workplace and market connectivity, and annual priorities are agreed and shared with leaders. Our human resources (HR) leadership team works to further shape the D&I strategy for our global workforce and to ensure the integration of our D&I efforts with our global talent acquisition and development processes. We have various early career programs open to a diverse range of applicants and a regional scholarship program that is focused on underrepresented groups.
Markel supports a range of employee-led D&I networks and resource groups, including our Markel Women’s Network, BEAM (Black Engagement at Markel), PRISM (LGBTQ+), Jitneys (Young Professionals), Markel Asian Professionals Network, Markel Veterans Network, UN1DOS (Latin and Hispanic Network), and across our international operations, an Inclusion Network with connections to a number of the London market partner networks. All of these networks and organizations have put in place goals and programming that are focused on education and development, community engagement, talent acquisition and networking/support. In addition we continue our global sponsorship of Dive-In, the insurance industry’s annual diversity and inclusion festival.
Our communities and environment
On the Company responsibility section of the Markel website, you will find information about our continued commitment to the communities where our employees and customers live and work. Together with our employees, Markel has a strong tradition of supporting community-based, national, and international organizations whose missions align with the Markel Style. In 2023, Markel supported over 1,000 organizations across the globe through employee and company giving. Markel donations were made to more than 245 different non-profits worldwide. The Markel matching gift program saw a 6% increase in employee participation. This program matches employee contributions 3 to 1, up to $4,500, in most instances. Additionally, Markel has a Volunteer Time Off program that allows employees time off to do volunteer service in the community. In 2023, employees logged over 4,000 volunteer hours through either Markel’s Dollars for Doers segment of the Matching Gifts program or paid Volunteer Time Off programs. Also, in 2023, Markel introduced the Sam Markel Days of Service to honor the philanthropic legacy of founder Sam Markel. Throughout the month of April, employees across the globe volunteered for more than 60 events, providing over 1,200 hours of service for their local communities.
At Markel, we evaluate both the risks and opportunities related to the impact of the environment on our underwriting and insurance-linked securities activities. To address the impacts of climate change, our insurance business works to identify, anticipate and address long-term risks and opportunities, including quantifying risks related to climate change and establishing an underwriting framework for management of this issue. As part of our underwriting model, which follows a principles-based approach, we work with a number of brokers and insureds to help achieve the transition to a lower-carbon energy economy. As an example, for more than a decade, we have been underwriting insurance for renewable energy providers in a number of our product lines, including Casualty and Commercial Directors & Officers, insuring green and/or sustainable risks and working to develop new products to support the growth of their industry. We also support our clients through Nephila, our insurance-linked securities operations. Among other things, Nephila’s climate focused division has developed solutions to reduce the financial impacts from climate volatility and facilitated renewable projects aimed at progressing energy transition through innovative risk transfer products.
Our information security and data protection governance
Markel recognizes the utmost importance of a strong information security and data protection program to protect the confidentiality, integrity, and availability of data that we own and hold. Within our insurance operations,1 the Markel information security and data protection program is led by a Chief Information Security Officer (CISO) who supervises a team of information security and data protection professionals across the globe. Markel’s global information security program leverages the Cybersecurity Framework from the National Institutes of Standards and Technology as well as industry best practices. Markel is also able to map to both ISO (International Organization for Standardization) and BSI (British Standards Institution) among other cybersecurity standards. In partnership with our legal department, the global data protection program provides privacy notices to customers, employees, and other stakeholders regarding how Markel safeguards and uses personal information. Both programs are designed to comply with applicable laws and regulations.
In order to maintain a strong program, Markel uses a variety of controls and technology tools designed to identify, detect, prevent, respond to and recover from security threats. Markel regularly tests aspects of our internal security, and we conduct security risk interviews and assessments on third parties with whom we do business, depending on the nature of the relationship. The Company undergoes regular security audits. The CISO participates as part of the Company’s Enterprise Risk Management group where information security risks and mitigation strategies are discussed. The CISO also updates the Board on information security matters. Markel participates in the Financial Services Information Sharing and Analysis Center to share information about the latest cyber threats and preparedness measures. Markel also shares threat intelligence information with other partners. Markel has an Incident Response Plan, as well as a Crisis Management Plan, that cover cyber events. An internal team engages in tabletop exercises several times per year in order to enhance preparedness for such situations.
Over the last three years, Markel has not experienced any material information security breaches. Therefore, net expenses, penalties and settlements incurred from information security breaches have been insignificant relative to total revenue. Markel believes that information security and data protection risks are the responsibility of all employees and our Code of Conduct specifically requires employees to maintain the confidentiality of information. Markel has a mandatory training program covering all information security and data protection disciplines. In addition, Markel distributes annually to all insurance operation employees policies on acceptable use and enterprise information security. Contractors are required to provide certain representations and certifications relating to information security.
Corporate governance
At Markel Group, in 2023, we continued to build on our strong governance practices.
Board Depth and Diversity. Three (or 25%) of our current directors identify as female and two (or 17%) identify as Black or African American.
For More Information
For more information about Markel Group’s commitments to corporate responsibility, please visit the Corporate Responsibility section on our website at www.mklgroup.com/corporate-responsibility. For more information about Markel Group’s information security and data protection program, please see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
1 Markel Group Inc. is a diverse financial holding company and its Markel Ventures, State National and Nephila Holdings businesses are independently managed with respect to their information security and privacy programs.

COMMITTEE REPORTS
Report of the Audit Committee
In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and KPMG LLP. The Audit Committee also has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees; has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and has discussed KPMG’s independence with KPMG. The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by KPMG is compatible with maintaining independence and has discussed with KPMG its independence. Based on the review and discussions described in this Report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
The Audit Committee performs the oversight role assigned to it by the Board in its charter. Management, under the oversight of the Audit Committee, is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures as well as the establishment and maintenance of programs and controls designed to prevent, deter and detect fraud, all designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for expressing an opinion about whether the financial statements that have been prepared by management with the oversight of the Audit Committee are presented fairly, in all material respects, in conformity with generally accepted accounting principles in the United States (U.S. GAAP). The independent registered public accounting firm is also responsible for expressing an opinion about whether the Company maintained, in all material respects, effective internal control over financial reporting based on established criteria. The applicable established criteria are those in the Internal Control - Integrated Framework (2013) issued by COSO (the Committee of Sponsoring Organizations of the Treadway Commission). These audits are conducted in accordance with the professional standards of the Public Company Accounting Oversight Board. The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States).
Members of the Audit Committee
Mark M. Besca, Chair, K. Bruce Connell,
Harold L. Morrison, Jr. and Michael O’Reilly
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing in this Proxy Statement. Based upon this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Members of the Compensation Committee
Diane Leopold, Chair, K. Bruce Connell,
and Harold L. Morrison, Jr.

COMPENSATION DISCUSSION AND ANALYSIS
The Company’s business model builds shareholder value over the long term by generating (i) earnings from our insurance operations, including underwriting profits, (ii) investment returns from our fixed income and equity portfolios, and (iii) earnings from our ownership interests in a diverse portfolio of businesses that operate in a variety of industries. The Company’s objective is for its employees, including the Company’s executive officers, to earn market competitive base salaries and benefits, and to varying degrees based on career level, have the opportunity to earn significant incentives based on short and long-term performance. The Company also places a strong emphasis on equity ownership, with the expectation that this results in employees thinking and managing the business like owners.
Compensation Philosophy
The Company’s current compensation philosophy is informed by our management philosophy, supplemented by on-going review of developments and trends in executive compensation practices and design. The Markel Style, a spirit of innovation, excellence, and teamwork, is the foundation of our way of working. Among other things, this involves trust and respect for the abilities of fellow decision makers, challenging the status quo and looking for better ways of doing things.
Our compensation framework and its intended purpose is based on the following principles and objectives:
•Long-Term Perspective: Our overriding perspective is a long-term one, and correspondingly we believe in using performance metrics based over a multi-year period to incent long-term decision making and the creation of shareholder value.
•Ownership Mentality: We believe granting performance-based incentive compensation in the form of Restricted Stock Units (RSUs) to senior leaders including all executive officers using multi-year performance metrics aligns their interests with those of our shareholders. We also expect executive officers to amass and maintain a meaningful amount of stock ownership in the Company.
•Pay for Performance: Our compensation programs are designed to incent and reward superior performance. Payouts under the various programs vary with performance against annual Company goals, individual objectives and long-term metrics. We believe that performance-based incentive compensation should comprise the vast majority of executive officer target compensation. Significant differentiation of reward based on performance levels is strongly encouraged across the Company.
•Industry Competitive: Total rewards must be competitive in the markets where we compete for talent in order to attract, motivate, reward and retain high quality individuals at all levels. Compensation should fairly reflect an employee’s level of responsibility, authority and contribution.
•Global standards: In support of the global nature of our business, our compensation frameworks and programs are designed to provide alignment and integration across the geographies in which we operate.
The following discussion summarizes our executive compensation setting process and examines each of the key elements of compensation, how they are determined, and how they fit within the overall compensation structure.
Compensation Setting Process
The Compensation Committee annually reviews and, if appropriate, resets the compensation of the Company’s executive officers. The Compensation Committee has not retained a compensation consultant to assist it in determining appropriate compensation levels and has not engaged in any formal benchmarking processes. The Committee has instead relied on the general knowledge, experience, and good judgment of its members, both with regard to competitive compensation levels and the relative success that has been achieved by the Company, as well as information available to the members of the Compensation Committee from sources both within and outside the Company, including data, analysis and recommendations presented by senior management in consultation with an outside compensation consultant engaged by senior management. In addition, the Compensation Committee takes into account, among other factors: level of experience; individual areas of responsibility; the Company’s operating performance; and total compensation opportunities relative to compensation opportunities of other members of management of the Company and its subsidiaries.
In 2023, senior management engaged Compensation Advisory Partners LLC (CAP) as a compensation consultant to management to provide current market research and analyses against which executive compensation programs and proposals could be evaluated. Senior management worked with CAP to make recommendations to the Compensation Committee regarding executive compensation that are consistent with the Company’s objectives. CAP shared market data with senior management, and, in turn, senior management presented data, analysis and recommendations to the Compensation Committee for review and consideration. CAP did not engage directly with the Compensation Committee or the Board.
Each year, management provides the Compensation Committee with updated market information for each executive officer’s compensation. The market information is based on a peer group, which is discussed further below. The peer group data, including data drawn from proxy statement disclosures for named executive officers and survey data for other executives, is used to create percentile comparisons for each executive’s base salary, total cash compensation (base salary plus annual cash incentives) and total direct compensation (base salary plus annual cash incentives plus all long-term incentive awards). The Compensation Committee considers this peer group information as part of its assessment of any proposed adjustments to executive compensation.
With input and recommendations from CAP, senior management identified a peer group of 22 companies for use in connection with developing recommendations for the Compensation Committee for compensation practices, design and pay levels for 2023. This peer group, set forth below, was presented to the Compensation Committee.

Aflac	Everest Re Grp.
Alleghany Corp.	Fairfax Financial Holdings
American Financial Grp.	Fidelity National Financial
Aon	Hartford Financial Services
Arch Capital Group	Illinois Tool Works
BlackRock	Jefferies
Chubb Ltd.	KKR & Co.
Cincinnati Financial Corp.	Loews Corp.
CNA Financial Corp.	Marsh & McLennan
Danaher Corp.	The Carlyle Group
Dover Corp.	W. R. Berkley Corp.
Factors considered in determining this peer group included:
•Balancing the peer group with an appropriate mix of property and casualty (P&C), multi-line insurance, reinsurance, and multi-sector holding companies;
•Including broader market multi-industry companies (i.e., conglomerates/holding companies, capital allocators); and
•Identifying companies with similar business mix and model, revenues and market capitalization within an appropriate range.
Peer group data is only one of many factors the Compensation Committee considers in determining executive compensation. Neither senior management, nor the Compensation Committee, targets a specific percentile for any element of compensation or for total compensation, nor does senior management, or the Compensation Committee, target any particular mix of base salary, annual cash incentive compensation, and long-term equity incentive compensation. Management occasionally provides the Compensation Committee with additional relevant market information, such as emerging compensation trends or the type and prevalence of incentive metrics.
For 2024, management recommended, and the Compensation Committee approved, modifying the peer group by removing Aflac Incorporated, Alleghany Corporation, BlackRock, Inc., Cincinnati Financial Corporation, CNA Financial Corporation and Jefferies Financial Group Inc.
Base Salary and Benefits
In general, base salary levels for our executive officers are set by the Compensation Committee at levels believed to be sufficient to attract and retain qualified executives when considered with other components of the Company’s compensation structure.
The named executive officers, as identified under “Executive Compensation” below, are Thomas S. Gayner, CEO; Michael R. Heaton, Executive Vice President and Chief Operating Officer; Jeremy A. Noble, President, Insurance;

Richard R. Grinnan, Senior Vice President, Chief Legal Officer and Secretary; Brian J. Costanzo, Chief Financial Officer (who served as principal financial officer on an interim basis from January 1, 2023 to March 20, 2023, and as Chief Financial Officer beginning December 18, 2023); and Teresa S. Gendron, former Chief Financial Officer (who served in that capacity from March 20, 2023 to December 18, 2023).
In recognition of the value of their contributions and the importance of fairly and appropriately incenting them, and in connection with changes in the Company’s leadership and organizational structure, the Compensation Committee approved, with effect in 2023, base salary increases for Messrs. Heaton, Noble, Grinnan, and Costanzo, as follows:

			Annual Base Salary At December 31, 2023
Name	Effective Date	Salary Increases
Michael R. Heaton	1/1/2023	$125,000	$775,000
Jeremy A. Noble	1/1/2023	$125,000	$775,000
Richard R. Grinnan	2/20/2023	$50,000	$600,000
Brian J. Costanzo	*	$150,000*	$500,000
* Mr. Costanzo’s salary increases included: (i) $10,500, effective February 20, 2023, in connection with changes in leadership and the Company’s organizational structure; (ii) $64,500, effective December 1, 2023, in connection with his appointment as Chief Financial Officer, Insurance; and (iii) $75,000, effective December 18, 2023, in connection with his appointment as the Company’s Chief Financial Officer.

The Company offers a competitive package of employee retirement and welfare benefits, in which executive officers participate on the same basis as other salaried employees. The Company’s Retirement Savings Plan is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986 (the Code). Excluding Ms. Gendron, each of the other named executive officers participated in the plan in 2023 and received the maximum Company contribution under the plan of $29,700 for the year. Other than the Deferral Plan described below, there is no supplemental benefit plan for executive officers with respect to the Retirement Savings Plan or any employee welfare plan. See “Compensation for Teresa S. Gendron” below for discussion of Ms. Gendron’s base salary.
Deferral Plan
In November 2015, the Board, upon the recommendation of the Compensation Committee, adopted The Markel Corporation Voluntary Deferral Plan (as amended, the Deferral Plan), which became effective April 1, 2016. Subsequently, the Board, upon recommendation of the Compensation Committee, adopted amendments to the Deferral Plan, which became effective January 1, 2019 and January 1, 2020, respectively. The Deferral Plan is an unfunded, non-qualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees of the Company, including the Company’s named executive officers. Below is a brief description of the terms and conditions of the Deferral Plan.
The Deferral Plan is an account-based plan that allows participants to defer voluntarily the payment of current compensation to future years. The Deferral Plan permits each participant to defer up to 30% of base salary and up to 75% of any annual cash award and performance-based cash compensation, which amounts would be credited to an account established for the participant under the Deferral Plan. The amounts credited to a participant’s account will always be fully vested.
Amounts credited to a participant’s account will be indexed to one or more deemed investment alternatives chosen by the participant from a range of alternatives available under the Deferral Plan. Each participant’s account will be adjusted to reflect gains and losses based on the performance of the selected investment alternatives. A participant may elect to receive distributions from the Deferral Plan: (1) upon separation from service, in a lump sum or annually through installment payments over three, four, or five years; (2) when a participant reaches a certain age, in a lump sum or annually through installment payments over five, ten, or fifteen years; or (3) on dates specified by the participant, in a lump sum or annually through installment payments over five, ten, or fifteen years. The participant’s distribution election regarding in-service payments will be subject to override upon the participant’s death with a lump sum payment. There will be a six month delay for commencement of a payment upon termination of employment to any “specified employee” as defined under Internal Revenue Code Section 409A.
The Compensation Committee is the administrator of the Deferral Plan.
There were no cash amounts paid to any named executive officer under the Deferral Plan for 2023.

Employee Stock Purchase Plan
In 2023, the Company offered its employees and non-employee directors the opportunity to participate in the Company’s 2020 Employee Stock Purchase Plan (the 2020 Stock Purchase Plan). The plan includes a component that is intended to qualify as an “employee stock purchase plan” under the Internal Revenue Code (the Qualified Plan Component), in addition to a component that does not qualify as an “employee stock purchase plan” under the Internal Revenue Code (the Non-Qualified Plan Component). The 2020 Stock Purchase Plan offers employees and non-employee directors the ability to purchase our Common Stock through payroll deductions or lump-sum payments, as applicable, at a discount (a 15% discount under the Qualified Plan Component and a 10% discount under the Non-Qualified Plan Component). As noted above, non-employee directors are only eligible to participate in the Non-Qualified Plan Component to the extent they elect to receive all or a portion of their annual retainer fee in shares of Common Stock.
Incentive Compensation
The Company’s incentive compensation program for executive officers generally consists of two elements-annual cash incentive compensation paid under the Executive Bonus Plan (the Non-Equity Incentive Plan) and RSUs issued under the 2016 Equity Incentive Compensation Plan (the 2016 Equity Incentive Plan). All executive officers participated in the Non-Equity Incentive Plan (other than Mr. Costanzo) and were eligible to receive RSUs for 2023 performance.
Awards to the named executive officers under both the Non-Equity Incentive Plan (other than Mr. Costanzo) and the 2016 Equity Incentive Plan for 2023 performance were subject to the achievement of pre-established performance goals based on two equally-weighted performance criteria: (1) the compound annual growth rate (CAGR) in the Company’s book value per share, and (2) the CAGR in the Company’s closing stock price (total shareholder return), both over the five-year period from 2019 to 2023.
The Company believes that consistent increases in book value enhance the value of the Company and, over time, benefit shareholders through higher stock prices. For this reason, in 2023, the Company used growth in book value per share as a performance metric (which includes all underwriting, operating, and investing results) over a period of five years. The calculations of the CAGR in book value per share may be modified by the Compensation Committee to reflect transactions not in the ordinary course which may affect book value, including, but not limited to, share issuances or conversions, share repurchases, dividends, and capital or other transactions affecting book value.
Use of the metric of growth in total shareholder return is meant to acknowledge the participants’ role in formulating and implementing the long-term strategic direction and initiatives of the Company (including the allocation of capital) in consultation with the Board. As the Company has continued to expand and diversify its operations beyond underwriting and investing, the Compensation Committee recognizes that book value per share does not capture all of the economic value in the Company’s business, as a growing portion of the Company’s operations are not recorded at fair value or otherwise captured in book value. In particular, total shareholder return is meant to more appropriately capture the intrinsic value of the Company’s Markel Ventures operations, whose value arguably is not captured in the Company’s book value due to the fact that Markel Ventures companies are not represented on the Company’s balance sheet at “market” but instead at historic cost. Since 2005, the Company has acquired controlling interests in a diverse portfolio of businesses that operate in a variety of industries through its wholly owned subsidiary Markel Ventures, Inc. For the 2023 performance year, the CAGR in total shareholder return was calculated using the Company’s closing Common Stock price on December 31, 2018 and comparing it to the Company’s closing Common Stock price on December 31, 2023.
The five-year performance period underscores the Company’s long-term perspective and incents and rewards long-term, rather than short-term, decision making and behavior and provides balance between line of sight for actions currently being taken and a long-term perspective in managing the Company’s operations. In addition, using a longer-term measurement period does not encourage the taking of excessive or unnecessary risks in order to earn incentive compensation. The Compensation Committee believes using such a performance period aligns management’s interests with those of shareholders who are interested in long-term value creation.
The named executive officers have the potential to receive a majority of their total compensation in the form of incentive compensation. Moreover, if the Company achieves excellent performance over a multi-year period, a substantial majority of their total compensation would be in the form of incentive compensation.
All incentive-based compensation received by the named executive officers is subject to the Markel Group Compensation Recovery Policy. See “Compensation Recovery Policy” below.

Non-Equity Incentive Plan
The Non-Equity Incentive Plan was approved in May 2018 by the Board upon the recommendation of the Compensation Committee. The Non-Equity Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the power and complete discretion to select eligible employees to receive awards thereunder and to determine the type of award and its terms and conditions in accordance with the Non-Equity Incentive Plan. Executive officers of the Company who the Compensation Committee determines have contributed or who can be expected to contribute significantly to the Company are eligible to receive awards under the Non-Equity Incentive Plan.
The performance criteria for 2023 for the named executive officers (other than Mr. Costanzo) were based on growth in book value per share and total shareholder return. The table below under “Performance-Based Non-Equity Awards and Equity Awards - Performance Criteria” sets forth the performance criteria grid approved by the Compensation Committee for determining the performance modifiers to be used to calculate the cash awards payable for 2023 performance based on various levels of growth in book value per share and total shareholder return and shows the potential value of cash awards, expressed as a percentage of target potential.
The performance modifiers and the target potential for each named executive officer for the 2023 performance year were as set forth in the award table below under “Payouts for 2023 Performance.” The named executive officers receive the appropriate payment at the end of the performance period if, as applicable, the performance criteria and other terms and conditions of the award are met. Awards are payable in cash.
The Compensation Committee reserves sole discretion in the case of growth in book value per share or total shareholder return under 6% in determining if cash awards are merited and, if so, in determining the performance modifier(s), subject to a cap of 20% of target potential, to be used to calculate such cash awards. The Compensation Committee also may approve, in its sole discretion, additional cash awards in the case of growth in book value per share or total shareholder return equal to or exceeding 17% or other supplemental cash awards, including awards made outside of the Non-Equity Incentive Plan, under other special circumstances.
See “Cash Incentive Compensation for Brian J. Costanzo” below for discussion of Mr. Costanzo’s cash incentive compensation.
See “Compensation for Teresa S. Gendron” below for discussion of Ms. Gendron’s cash incentive compensation.
Equity Incentive Plan
The 2016 Equity Incentive Plan was approved by shareholders in May 2016 at the Company’s 2016 Annual Meeting of Shareholders. The 2016 Equity Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the power and complete discretion to select eligible employees who are executive officers to receive equity awards made thereunder and to determine the type of award and its terms and conditions in accordance with the 2016 Equity Incentive Plan. Executive officers of the Company who the Compensation Committee determines have contributed or who can be expected to contribute significantly to the Company are eligible to receive equity awards under the 2016 Equity Incentive Plan. The Compensation Committee has delegated to the Company’s CEO, Executive Vice President, and President, Markel Insurance, the authority to select eligible employees who are not executive officers to participate in the 2016 Equity Incentive Plan at set levels based on the employee’s position within the Company’s career framework for such employees. The Committee has further delegated authority to these persons to issue discretionary equity awards for newly-hired and current employees up to a certain dollar amount.
The performance criteria for 2023 for the named executive officers related to growth in book value per share and total shareholder return. The Compensation Committee approved performance-based equity awards, payable in RSUs, in February 2023 for the named executive officers, as well as other members of management of the Company and its subsidiaries. The table below under “Performance-Based Non-Equity Awards and Equity Awards - Performance Criteria” sets forth the performance criteria grid approved by the Compensation Committee for determining the performance modifiers to be used to calculate the equity awards payable for 2023 performance based on various levels of growth in book value per share and total shareholder return and shows the potential value of equity awards, expressed as a percentage of target potential.
The performance modifiers and the target potential for each named executive officer for the 2023 performance year were as set forth in the award table below under “Payouts for 2023 Performance.” Equity awards are payable in RSUs. Each RSU represents the right to receive one share of Common Stock. After an RSU is granted, the RSU is subject to a vesting schedule, usually cliff vesting after a three-year period. Paying a substantial portion of incentive compensation in RSUs has the advantage of both increasing the named executive officers’ equity ownership in the Company (which is aligned with the

Company’s emphasis on equity ownership by employees) and furnishing a retention incentive (i.e., the named executive officer must remain employed by the Company in order to be assured of vesting in the stock, subject to certain exceptions).
The Compensation Committee reserves sole discretion in the case of growth in book value per share or total shareholder return under 6% in determining if equity awards are merited and, if so, in determining the performance modifier(s), subject to a cap of 20% of target potential, to be used to calculate such equity awards. The Compensation Committee also may approve, in its sole discretion, additional equity awards in the case of growth in book value per share or total shareholder return equal to or exceeding 17% or other supplemental equity awards under other special circumstances.
Participating executive officers may elect to defer the issuance of Common Stock upon the vesting of RSU awards.
The 2016 Equity Incentive Plan does not allow for stock options or stock appreciation rights.
See “Compensation for Teresa S. Gendron” below for discussion of Ms. Gendron’s equity incentive compensation.
Payouts for 2023 Performance
The five-year CAGR in the Company’s book value per share from January 1, 2019 through December 31, 2023, taking into account adjustments for share repurchases and other equity account transactions, was 11%, and the five-year CAGR in the Company’s total shareholder return from January 1, 2019 through December 31, 2023, was 6%. Based on the performance grids set forth below under “Performance-Based Non-Equity Awards and Equity Awards - Performance Modifiers,” the performance modifier used to determine awards for the named executive officers under the Non-Equity Incentive Plan (other than Mr. Costanzo and Ms. Gendron) and the 2016 Equity Incentive Plan (other than Ms. Gendron) for 2023 performance was 75%, determined as follows: the performance modifier (expressed as a percentage of target potential) for each individual performance criteria (book value per share and total shareholder return) were added together to arrive at the total award performance modifier (expressed as a percentage of target potential):

Performance Criteria	5-Year CAGR	Performance Modifier Expressed as a Percentage of Target Potential
Book Value Per Share	11%	55%
Total Shareholder Return	6%	20%
	Total Performance Modifier:	75%
Cash awards and equity awards for the named executive officers under the Non-Equity Incentive Plan (other than Mr. Costanzo and Ms. Gendron) and the 2016 Equity Incentive Plan (other than Ms. Gendron), respectively, for the 2023 performance year were as follows, based on a 75% performance modifier:

	Target Potential Expressed as a Percentage of Base Salary*		Actual Award Expressed as a Percentage of Base Salary (calculation below)*
Name	Cash Award	Equity Award	Cash Payout	Equity Grant
Thomas S. Gayner	200%	500%	150%	375%
			(75% x 200%)	(75% x 500%)
Michael R. Heaton	150%	200%	113%	150%
			(75% x 150%)	(75% x 200%)
Jeremy A. Noble	150%	200%	113%	150%
			(75% x 150%)	(75% x 200%)
Richard R. Grinnan	100%	150%	75%	113%
			(75% x 100%)	(75% x 150%)
Brian J. Costanzo**	**	50%	**	38%
			**	(75% x 50%)
Teresa S. Gendron***	100%	150%	100%	150%
			(100% x 100%)	(100% x 150%)

* For the 2023 performance year, the Compensation Committee approved an increase in the target potential for cash awards: (i) for Mr. Gayner, from 150% to 200%; and (ii) for each of Messrs. Heaton and Noble, from 100% to 150%. The Compensation Committee also approved an increase in target potential for equity awards for the 2023 performance year for Mr. Gayner, from 400% to 500%.

** For Mr. Costanzo: (i) target potential and actual cash and equity awards are expressed as a percentage of eligible earnings, rather than a percentage of base salary; and (ii) target cash award and actual cash payout were based on a personal performance factor, a department goal modifier, and the Markel Modifier. See “Cash Incentive Compensation for Brian J. Costanzo” below for discussion of Mr. Costanzo’s cash incentive compensation.

*** See “Compensation for Teresa S. Gendron” below for discussion of Ms. Gendron’s incentive compensation for 2023.

Retention Awards
For recruitment and retention purposes, grants of RSUs have been made from time to time as circumstances warrant. Other than discretionary RSU awards discussed under “Discretionary Equity Awards” below, no retention awards were made in 2023 to any of the Company’s named executive officers.
Discretionary Equity Awards
On May 16, 2023, the Compensation Committee awarded to Messrs. Gayner, Heaton, Noble, Grinnan and Costanzo one-time discretionary equity awards, payable in RSUs, having a grant date value as identified in the following chart. The equity awards are time-based, with all of the RSUs vesting on May 16, 2026 if the recipient remains employed through that date (subject to the terms of the awards). The Compensation Committee approved these equity awards in conjunction with, and subject to, each executive (other than Mr. Costanzo) entering an amended and restated employment agreement that extended the term of each executive’s employment agreement with the Company through December 31, 2026, with automatic renewals for additional terms of one year thereafter unless either party gives 90 days’ notice of non-renewal (see “Employment Agreements” below).

	2023 Discretionary Equity Awards
Name	Grant Date Value	Vesting Date
Thomas S. Gayner	$1,449,607	May 16, 2026
Michael R. Heaton	$499,490	May 16, 2026
Jeremy A. Noble	$499,490	May 16, 2026
Richard R. Grinnan	$350,186	May 16, 2026
Brian J. Costanzo	$39,362	May 16, 2026
Cash Incentive Compensation for Brian J. Costanzo
Mr. Costanzo participated in the Markel Non-Underwriter Bonus Plan in 2023. The Non-Underwriter Bonus Plan is administered by management. The performance criteria for Mr. Costanzo was based on personal performance, department performance and the Markel Modifier, which is a payout percentage based on the Company’s combined ratio.
For the 2023 performance year, Mr. Costanzo had an initial cash award target of 75% of eligible earnings, which increased to 100% of eligible earnings upon his promotion to Chief Financial Officer of the Company’s Insurance operations. A personal performance factor of 125%, department modifier of 100%, and Markel Modifier of 75% were applied to Mr. Costanzo’s cash award which resulted in a cash payout at 94% of target. Mr. Costanzo’s cash award for 2023 was approved by the Compensation Committee.
Compensation for Teresa S. Gendron
Teresa S. Gendron became the Company’s Chief Financial Officer effective March 20, 2023. Ms. Gendron entered into an employment agreement and a sign-on bonus and reimbursement agreement with the Company, which were approved by the Compensation Committee. Under the agreements she was:
•Entitled to an annual base salary of not less than $650,000;
•Received a sign-on bonus of $395,000 in exchange for continuous full-time service to the Company for two years, with any unearned portions of the sign-on bonus repayable to the Company upon specified events;
•Eligible for an annual cash incentive bonus, subject to performance conditions approved by the Compensation Committee of the Company’s Board, with no proration and a guaranteed minimum payout at a target of 100% of base salary for 2023; and
•Eligible for an annual equity incentive award, subject to the approval of the Compensation Committee, with no proration and a guaranteed minimum payout at a minimum target grant date value of 150% of base salary for 2023.
The other terms of Ms. Gendron’s employment agreement were substantially the same as those for the Company’s other executive officers and are described herein under “Employment Agreements” and “Potential Payments upon Termination or Change in Control.”
Ms. Gendron also received a relocation package under which the Company agreed to cover qualifying expenses associated with her relocation to Richmond, Virginia and temporary travel and accommodation in Richmond, Virginia, from her start date through the date of her relocation in September 2023. The Company reimbursed $45,980 in relocation expenses during 2023. Ms. Gendron must submit any additional relocation expenses for reimbursement, up to $750,000, by September 30, 2024.
On December 14, 2023, Ms. Gendron and the Company mutually agreed on a departure date of December 31, 2023, and she ceased to serve as Chief Financial Officer effective December 18, 2023. Ms. Gendron’s departure was not the result of any disagreement with the Company with respect to any matter relating to the financial controls, financial statements or any other operations, policies or practices of the Company.
Under Ms. Gendron’s employment agreement, provided she complies with the confidentiality, non-competition and non-solicitation covenants, and other applicable terms and conditions, therein: (i) the Company will continue to pay her annual base salary ($650,000) and provided the option to continue coverage under the Company’s group health plan for twenty four months (at an estimated cost of $13,738), which she declined, and (ii) she will be entitled to a lump sum payment equal to the amount of her target annual cash incentive bonus ($650,000), payable within 30 days following each of the first and second anniversaries of her termination date. In addition, her RSU award for 2023 became fully vested at the target amount ($975,000) as of the grant date. Ms. Gendron was entitled to retain the full amount of her sign-on bonus under the terms of her sign-on bonus and reimbursement agreement.
The Compensation Committee approved the terms of Ms. Gendron’s agreements and her separation.
Stock Ownership Guidelines
The Company places a strong emphasis on equity ownership by executive officers and other members of senior management. The Board has adopted stock ownership guidelines that require the CEO to acquire and maintain ownership of Common Stock with a value at least equal to five times base salary and other members of senior management to acquire and maintain ownership of Common Stock with a value at least equal to one to three times base salary, depending on position. RSUs subject to vesting requirements are counted as owned shares for purposes of the guidelines. Newly hired or newly promoted executives are expected to reach these minimum levels of ownership within five years. Our executive officers meet or exceed these guidelines, as applicable. See “Policy on Hedging and Pledging of Company Stock” above for information about the hedging and pledging policy applicable to the Company’s executive officers and directors.
Perquisites
The Company provides limited perquisites to its executive officers. In 2023, each of the named executive officers (other than Ms. Gendron) received less than $10,000 in perquisites and personal benefits. During 2023, Ms. Gendron was reimbursed $45,980 for relocation expenses. See “Compensation for Teresa S. Gendron” above for discussion of Ms. Gendron’s compensation.
Employment Agreements
The Company has entered into employment agreements with each of the named executive officers using a form of employment agreement for the Company’s executive officers approved by the Compensation Committee. On May 26, 2023, the Company entered amended and restated employment agreements with the named executive officers, other than Mr. Costanzo. Each amended and restated agreement updated the name of the Company from Markel Corporation to Markel Group Inc., extended the end of the initial term under the prior agreement for each executive from December 31, 2024 to December 31, 2026, and automatically renews for additional one-year terms unless the Company or the executive gives 90 days’ notice of non-renewal. In addition, each amended and restated agreement now includes a reference to the Company’s incentive-based compensation recoupment/clawback policy. Other than these changes, each amended and restated agreement has substantially the same terms and conditions as the prior agreement for each executive. An employment agreement was entered with Mr. Costanzo on December 18, 2023, upon his appointment as the Company’s Chief Financial Officer.
Each of the employment agreements provides assurances to the Company with regard to the availability of the named executive officer’s services, provides protection for the Company’s confidential information and trade secrets, and restricts the ability of the named executive officers to compete with the Company during their employment and after its termination. In return, the named executive officers are provided assurances with regard to salary, other compensation and benefits, as well as severance benefits if their employment is terminated by the Company other than for “cause.” For this purpose, “cause” includes neglect of duties; willful misconduct; conduct that may result in material injury to the reputation of the Company; active disloyalty; inability to maintain or obtain required regulatory approvals; or breach of obligations relating to confidential information, trade secrets or restrictions on competing with the Company.
In addition, each of the named executive officers is provided additional assurances following a change in control. In such a situation, they would receive enhanced severance benefits, but only if their employment were terminated without cause or if they chose to terminate their employment for “good reason.” See “Potential Payments Upon Termination or Change in Control” for a description of the benefits payable and for definitions of these terms. This additional “double trigger” protection has been provided to these executives because they are considered more vulnerable in a change in control context due to their positions with the Company, their relative levels of equity ownership and the stage of their careers.
None of the employment agreements with the named executive officers include provisions for tax gross-ups, in respect of the “parachute payment” tax imposed by Section 280G of the Code or otherwise.
Tax and Accounting Treatment
Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that will be deductible for U.S. tax purposes by the Company with respect to the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers (each a Covered Employee). In addition, once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years. The Tax Cuts and Jobs Act eliminated the exception for performance-based compensation to the Section 162(m) deduction limit, effective for taxable years beginning after December 31, 2017. As a result, compensation paid to a Covered Employee in excess of $1,000,000 will not be deductible unless it qualifies for transition relief under the Tax Cuts and Jobs Act.
Compensation expense with respect to RSUs is fixed for accounting purposes based on the fair value of the award at the grant date, i.e., the date on which the Compensation Committee determines the number of RSUs to be awarded. The compensation expense generally is recognized over the period ending when the awards vest.
Compensation Recovery Policy
As required by NYSE listing standards, the Board adopted the Markel Group Compensation Recovery Policy, which became effective October 2, 2023. Under the policy, the Company must recover reasonably promptly the amount of erroneously awarded incentive-based compensation received by covered officers, including the named executive officers, if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. A copy of the Compensation Recovery Policy has been filed as Exhibit 97 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Say on Pay and Say on Frequency Votes
Currently shareholders have the opportunity every year to cast a non-binding advisory vote to approve executive compensation (Say on Pay). At the 2023 Annual Meeting, more than 98% of the votes cast approved the Company’s executive compensation program. Shareholders also are asked at least once every six years to vote, on a non-binding advisory basis, on how often a Say on Pay vote should be held (Say on Frequency). At the 2023 Annual Meeting of Shareholders, more than 97% of the votes cast were in favor of holding future Say on Pay votes every year. The next Say on Pay vote will be held at the 2024 Annual Meeting. The next Say on Frequency vote is expected to occur in 2029.

EXECUTIVE COMPENSATION
As set forth in Item 402(a) of Regulation S-K, the named executive officers for which we are required to disclose certain compensation information in this Proxy Statement include:
•All individuals who served as the Company’s principal executive officer (PEO) at any time during 2023;
•All individuals who served as the Company’s principal financial officer (PFO) at any time during 2023; and
•The Company’s three most highly compensated executive officers, other than a PEO or PFO, who were serving as executive officers at the end of 2023.
Based on the foregoing, the named executive officers identified in this Proxy Statement include the following individuals:
•Thomas S. Gayner, who served as PEO of the Company during 2023;
•Brian J. Costanzo and Teresa S. Gendron, each of whom served as PFO of the Company during 2023;
•Michael R. Heaton, Jeremy A. Noble, and Richard R. Grinnan, the Company’s three most highly compensated executive officers, other than the PEO and PFOs, who were serving as executive officers at the end of 2023.

SUMMARY COMPENSATION TABLE
The following table provides compensation information for the Company’s PEO, PFOs and other named executive officers for services in their capacities as such for 2023 and preceding years, as applicable.

Name and Principal Position[a]	Year	Salary	Bonus	Stock Awards[b]	Non-Equity Incentive Plan Compensation[c]	All Other Compensation[d]	Total Compensation
Thomas S. Gayner Chief Executive Officer	2023	$1,050,000	—	$5,387,107	$1,575,000	$56,184	$8,068,291
	2022	$1,050,000	—	$2,100,000	$787,500	$53,934	$3,991,434
	2021	$1,043,269	—	$2,362,500	$1,181,250	$37,584	$4,624,603
Michael R. Heaton Executive Vice President and Chief Operating Officer	2023	$775,000	—	$1,661,990	$871,875	$45,510	$3,354,375
	2022	$639,904	—	$650,000	$325,000	$43,260	$1,658,164
	2021	$520,673	—	$431,250	$431,250	$26,896	$1,410,069
Jeremy A. Noble President, Insurance	2023	$775,000	—	$1,661,990	$871,875	$45,510	$3,354,375
	2022	$643,269	—	$650,000	$325,000	$43,260	$1,661,529
	2021	$593,269	—	$675,000	$450,000	$28,993	$1,747,262
Richard R. Grinnan Senior Vice President, Chief Legal Officer and Secretary	2023	$593,269	—	$1,025,186	$450,000	$49,860	$2,118,315
	2022	$543,269	—	$412,500	$275,000	$30,189	$1,260,958
Brian J. Costanzo Chief Financial Officer	2023	$367,181	—	$175,973	$341,528	$31,256	$915,938
Teresa S. Gendron former Chief Financial Officer	2023	$512,500	$395,000[e]	$975,000	$650,000	$71,935	$2,604,435

[a]
In accordance with applicable rules of the SEC, the Summary Compensation Table omits information regarding group life, health, hospitalization and medical reimbursement plans that do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all salaried employees.

[b]
With the exception of Ms. Gendron, the amounts shown under “Stock Awards” are RSUs awarded based on the achievement of performance goals or for recruitment or retention purposes from time to time as circumstances warrant. The amounts represent the fair value of the awards determined at the date of grant and recognized by the Company for financial reporting purposes under FASB ASC Topic 718, Compensation-Stock Compensation. The performance-based RSUs awarded for the 2023 performance year were granted February 20, 2024. Discretionary equity awards, in the form of RSUs, for retention purposes were awarded May 16, 2023 to Messrs. Gayner, Heaton, Noble, Grinnan and Costanzo. See “Discretionary Equity Awards” for discussion and details of these discretionary awards. See “Compensation for Teresa S. Gendron” for discussion of Ms. Gendron’s compensation.

[c]
The amounts shown under “Non-Equity Incentive Plan Compensation” are annual cash awards earned by the Company’s named executive officers (other than Mr. Costanzo) under the Non-Equity Incentive Plan for the relevant performance years. The cash awards for the 2023 performance year were paid in March 2024. See “Grants of Plan-Based Awards” below for a discussion of these payments and to compare amounts actually paid out as reflected in the Summary Compensation Table with potential payouts at various performance levels. See “Cash Incentive Compensation for Brian J. Costanzo” above for discussion of Mr. Costanzo’s cash incentive compensation for 2023.

[d]	The amounts shown under “All Other Compensation” for 2023 include the following:

Name	401(k) Plan Match [1]	Life Insurance Premiums	Matching Gifts [2]	Total All Other Compensation [3]
Thomas S. Gayner	$29,700	$11,484	$15,000	$56,184
Michael R. Heaton	$29,700	$810	$15,000	$45,510
Jeremy A. Noble	$29,700	$810	$15,000	$45,510
Richard R. Grinnan	$29,700	$5,160	$15,000	$49,860
Brian J. Costanzo	$29,700	$1,556	—	$31,256
Teresa S. Gendron	—	$955	—	$71,935[4]

	1	The amounts in this column represent the contributions made by the Company under the Company’s Retirement Saving (401(k)) Plan for each named executive officer.

	2	The amounts in this column represent the charitable contributions made by the Company that matched contributions made by named executive officers in 2023.

3
Each of the named executive officers (other than Ms. Gendron) received less than $10,000 in perquisites and personal benefits in 2023, and thus no amounts are included as permitted by applicable SEC rules. The named executive officers reimbursed the Company for the Company’s incremental cost related to any personal travel on aircraft chartered by the Company, and thus no amounts are included because there was no incremental cost to the Company. On occasion during 2023, if seating was available, certain of the named executive officers were accompanied by a spouse or significant other on business trips using an aircraft chartered by the Company, but no amounts are included because there was no incremental cost to the Company. Ms. Gendron received reimbursement of $45,980 for relocation expenses.

	4	In connection with Ms. Gendron’s mutually agreed separation, she received $25,000 in additional base salary for the full notice period under her employment agreement.
e	Sign-on bonus under Ms. Gendron’s sign-on and retention bonus reimbursement agreement. See “Compensation for Teresa S. Gendron” for discussion of Ms. Gendron’s compensation.

GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[a]			Estimated Possible Payouts Under Equity Incentive Plan Awards[b]			All Other Stock Awards: Number of Units	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Thomas S. Gayner	2/14/2023	$840,000	$2,100,000	$4,200,000	$2,100,000	$5,250,000	$10,500,000
	5/16/2023					$1,450,000			$1,449,607
	2/20/2024							2,710	$3,937,982
Michael R. Heaton	2/14/2023	$465,000	$1,162,500	$2,325,000	$620,000	$1,550,000	$3,100,000
	5/16/2023					$500,000			$499,490
	2/20/2024							800	$1,162,504
Jeremy A Noble	2/14/2023	$465,000	$1,162,500	$2,325,000	$620,000	$1,550,000	$3,100,000
	5/16/2023					$500,000			$499,490
	2/20/2024							800	$1,162,504
Richard R. Grinnan	2/14/2023	$240,000	$600,000	$1,200,000	$360,000	$900,000	$1,800,000
	5/16/2023					$350,000			$350,186
	2/20/2024							465	$675,705
Brian J. Costanzo	2/14/2023	$255,007[c]	$364,296	$710,377	$72,859	$182,148	$364,296
	5/16/2023					$40,000			$39,362
	2/20/2024							94	$136,594
Teresa S. Gendron	2/14/2023		$650,000[d]	$1,300,000		$975,000	$1,950,000
	2/20/2024							671[e]	$975,050

[a]
For 2023, non-equity incentive plan awards for the named executive officers (other than Mr. Costanzo) were subject to a cap of 200% of target potential, which is the amount shown under the “Maximum” column. The Compensation Committee reserves the right to reduce the maximum amount payable in its discretion. In addition, the Compensation Committee reserves sole discretion in the case of growth in book value per share or total shareholder return under 6% in determining if cash awards are merited and, if so, in determining the performance modifier(s), subject to a cap of 20% of target potential, to be used to calculate such cash awards. The Compensation Committee also may approve, in its sole discretion, additional cash awards in the case of growth in book value per share or total shareholder return equal to or exceeding 17% or other supplemental cash awards, including awards made outside of the Non-Equity Incentive Plan, under other special circumstances.

[b]
The number of RSUs awarded is determined by dividing the dollar amount by the fair market value of Common Stock on the date that the Compensation Committee certifies that the performance goals, if any, have been met, or on the date of such award if not subject to any performance goals. For 2023, awards under the 2016 Equity Incentive Plan (other than the May 16, 2023 discretionary, time-based RSU awards) for the named executive officers were subject to a cap of 200% of target potential, which is the amount shown under the “Maximum” column. The Compensation Committee reserves the right to reduce the maximum amount payable in its discretion. In addition, the Compensation Committee reserves sole discretion in the case of growth in book value per share or total shareholder return under 6% in determining if equity awards are merited and, if so, in determining the performance modifier(s), subject to a cap of 20% of target potential, to be used to calculate such equity awards. The Compensation Committee also may approve, in its sole discretion, additional equity awards in the case of growth in book value per share or total shareholder return equal to or exceeding 17% or other supplemental equity awards under other special circumstances. See “Discretionary Equity Awards” above for a description of the May 16, 2023 discretionary, time-based RSU awards.

[c]
Mr. Costanzo’s non-equity incentive plan award threshold payout assumes a Markel Modifier of 70%, and his maximum payout assumes a Markel Modifier of 150% and a personal performance modifier of 130%. Mr. Costanzo’s non-equity incentive plan award and equity incentive plan award were based on eligible earnings for 2023, rather than base salary. See “Cash Incentive Compensation for Brian J. Costanzo” for a discussion of Mr. Costanzo’s cash incentive compensation.

[d]
Pursuant to the terms of her employment agreement, Ms. Gendron’s awards were guaranteed minimum payouts at target for 2023. See “Compensation for Teresa S. Gendron” for discussion of Ms. Gendron’s compensation.

[e]	Ms. Gendron’s RSU award for 2023 became fully vested as of the grant date.
Discussion
When targets are set for performance-based Non-Equity Incentive Plan and 2016 Equity Incentive Plan awards, potential awards are expressed as a percentage of target potential. In the case of growth in book value per share or total shareholder return under 6%, the Compensation Committee reserves sole discretion in determining if cash or equity awards are merited and if so, in determining the performance modifier(s), subject to a cap of 20% of target potential, to be used to calculate such awards. The Compensation Committee also may approve, in its sole discretion, additional cash or equity awards in the case of growth in book value per share or total shareholder return equal to or exceeding 17% or other supplemental cash or equity awards, including cash awards made outside of the Non-Equity Incentive Plan, under other special circumstances.
The table above shows all grants of cash and equity awards made under the Non-Equity Incentive Plan (other than for Mr. Costanzo) and the 2016 Equity Incentive Plan, respectively, for 2023 performance.
•For the equity awards with a grant date of May 16, 2023, the “Grant Date Fair Value of Stock Awards” column shows the fair value of the discretionary, time-based RSU awards actually made on that date. See “Discretionary Equity Awards” above for a description of these awards.

•For the equity awards with a grant date of February 20, 2024, (i) the “All Other Stock Awards” column represents the actual payout made in 2024 for 2023 performance and (ii) the “Grant Date Fair Value of Stock Awards” column shows the fair value, for financial reporting purposes, of the awards actually made on that date for 2023.
•Amounts shown in the “Non-Equity Incentive Plan Awards” and “Equity Incentive Plan Awards” columns (other than the awards made May 16,2023) for all named executive officers reflect potential payouts for 2023 performance to each named executive officer at threshold, target and maximum performance levels. To compare these potential payouts with amounts actually paid, see the discussion below under “Performance-Based Non-Equity Awards and Equity Awards.”
Performance-Based Non-Equity Awards and Equity Awards
For 2023, all named executive officers were eligible to receive:
•Performance-based cash awards under the Company’s Non-Equity Incentive Plan (other than for Mr. Costanzo), expressed as a percentage of target potential; and
•Performance-based equity awards, payable in RSUs, approved by the Compensation Committee, expressed as a percentage of target potential. Each RSU represents the right to receive one share of Common Stock.
Performance Criteria
For all named executive officers, potential cash awards (other than for Mr. Costanzo and Ms. Gendron) and potential equity awards (other than for Ms. Gendron) were based on a 50/50 weighting of the CAGR of the two performance criteria, book value per share of Common Stock and total shareholder return, as set forth in the grid below.

5-Year CAGR	Book Value Per Share as a % of Target Potential	Total Shareholder Return as a % of Target Potential	Total Award as a % of Target Potential
Under 6%*	0 - 20%	0 - 20%	0 - 40%
6%	20%	20%	40%
7%	30%	30%	60%
8%	40%	40%	80%
9%	45%	45%	90%
10%	50%	50%	100%
11%	55%	55%	110%
12%	60%	60%	120%
13%	70%	70%	140%
14%	80%	80%	160%
15%	90%	90%	180%
16%	100%	100%	200%
17% or more**	Discretionary	Discretionary	Discretionary

*	In the case of performance in this range, the Compensation Committee, in its sole discretion, will determine if an award is merited based upon relevant facts and circumstances.
**	In the case of performance in this range, the Compensation Committee, in its sole discretion, will determine if an additional award is merited based upon relevant facts and circumstances.

Performance Modifiers
As noted under “Payouts for 2023 Performance” above: (a) the five-year CAGR in book value per share from January 1, 2019 through December 31, 2023, taking into account adjustments for share repurchases and other equity account transactions, was 11%, and the five-year CAGR in total shareholder return from January 1, 2019 through December 31, 2023, was 6%; and (b) based on the performance grids set forth above, the performance modifiers used to determine awards under the Non-Equity Incentive Plan and the 2016 Equity Incentive Plan for 2023 performance were as follows for all of the named executive officers (other than as noted below under “Awards” for Mr. Costanzo and Ms. Gendron):

Performance Criteria	5-Year CAGR	Performance Modifier Expressed as a Percentage of Target Potential
Book Value Per Share	11%	55%
Total Shareholder Return	6%	20%
	Total Performance Modifier:	75%
Awards
After taking into account the performance criteria and corresponding performance modifiers noted above, cash awards and equity awards for the named executive officers (other than as noted below for Mr. Costanzo and Ms. Gendron) under the Non-Equity Incentive Plan and the 2016 Equity Compensation Plan, respectively, for the 2023 performance year were as follows, based on a 75% performance modifier:

	Target Potential Expressed as a Percentage of Base Salary*		Actual Award Expressed as a Percentage of Base Salary (calculation below)*
Name	Cash Award	Equity Award	Cash Payout	Equity Grant
Thomas S. Gayner	200%	500%	150%	375%
			(75% x 200%)	(75% x 500%)
Michael R. Heaton	150%	200%	113%	150%
			(75% x 150%)	(75% x 200%)
Jeremy A. Noble	150%	200%	113%	150%
			(75% x 150%)	(75% x 200%)
Richard R. Grinnan	100%	150%	75%	113%
			(75% x 100%)	(75% x 150%)
Brian J. Costanzo**	**	50%	**	38%
			**	(75% x 50%)
Teresa S. Gendron***	100%	150%	100%	150%
			(100% x 100%)	(100% x 150%)
* For the 2023 performance year, the Compensation Committee approved an increase in the target potential for cash awards: (i) for Mr. Gayner, from 150% to 200%; and (ii) for each of Messrs. Heaton and Noble, from 100% to 150%. The Compensation Committee also approved an increase in target potential for equity awards for the 2023 performance year for Mr. Gayner, from 400% to 500%.

** For Mr. Costanzo: (i) target potential and actual cash and equity awards are expressed as a percentage of eligible earnings for 2023, rather than a percentage of base salary; and (ii) target cash award and actual cash payout were based on a personal performance factor, a department modifier, and the Markel Modifier. See “Cash Incentive Compensation for Brian J. Costanzo” above for discussion of Mr. Costanzo’s cash incentive compensation.

*** Pursuant to the terms of her employment agreement, amounts for actual cash and equity awards represent guaranteed minimum payouts at target. See “Compensation for Teresa S. Gendron” for discussion of Ms. Gendron’s compensation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested[a]	Market Value of Shares or Units of Stock That Have Not Vested[b]
Thomas S. Gayner	4,500[c]	$6,389,550
Michael R. Heaton	1,284	$1,823,152
Jeremy A. Noble	1,385	$1,966,562
Richard R. Grinnan	861	$1,222,534
Brian J. Costanzo	152	$215,825
Teresa S. Gendron	—	—

[a]	See table included under “Discussion” below for the applicable vesting schedules.
[b]	Values are based on the closing price of shares of Common Stock on December 31, 2023 ($1,419.90 per share).
[c]
Does not include 1,112 RSUs that have not been settled in shares to Mr. Gayner at December 31, 2023, but which pursuant to a retention award made in May 2010 have vested. These RSUs will be settled in shares following termination of employment. Violation of non-competition agreements contained in the award agreement may result in cancellation of the award, even after vesting.

Discussion
The stock awards reflected in the table above are RSUs granted under the Company’s 2016 Equity Incentive Plan, which, as of December 31, 2023, were scheduled to vest as follows:

	RSUs Vesting
Name	February 2024	December 2024	December 2025	May 2026
Thomas S. Gayner	—	1,874	1,558	1,068
Michael R. Heaton	92	342	482	368
Jeremy A. Noble	—	535	482	368
Richard R. Grinnan	—	297	306	258
Brian J. Costanzo	—	69	54	29
Teresa S. Gendron	—	—	—	—
In general, unvested RSUs held by an executive officer will be forfeited upon a separation from service before the vesting date. However, early vesting, in whole or in part, may occur upon an executive’s separation from service under certain circumstances, including: due to death, disability, military service or involuntary termination without cause; the executive having satisfied certain age and service requirements at the time of separation; following a change in control; or if the Compensation Committee determines the executive had an approved termination of employment. The shares generally will be issued on the date on which the separation occurs or such other date designated in the relevant award agreement (or as soon as administratively practicable thereafter). See “Compensation for Teresa S. Gendron” for discussion of Ms. Gendron’s compensation in connection with her separation from the Company.
However, in most cases, an executive’s RSU awards, and any payments received thereunder, may be subject to cancellation and/or repayment, as applicable, if the Compensation Committee determines that, during the executive’s employment or within a specified period thereafter: (i) the executive has violated certain non-competition or non-solicitation obligations; (ii) the executive’s employment has been terminated for cause; (iii) the executive has disclosed the terms of the awards in violation of confidentiality obligations; or (iv) the executive has engaged in conduct detrimental to the interests of the Company. In addition, all incentive-based compensation received by the named executive officers is subject to the Markel Group Compensation Recovery Policy (see “Compensation Recovery Policy” above).
Holders of RSUs are not entitled to receive dividends, if any, before vesting and issuance of the shares underlying the RSUs.

OPTION EXERCISES AND STOCK VESTED
RSUs vested for the named executive officers in the following amounts during the last fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting[a]		Value Realized on Vesting[b]
Thomas S. Gayner	—	[c]	—	[c]
Michael R. Heaton	291		$407,775
Jeremy A. Noble	—	[d]	—	[d]
Richard R. Grinnan	323		$452,617
Brian J. Costanzo	47		$65,861

[a]	Reflects shares receivable upon vesting of RSUs before payment of applicable withholding taxes.
[b]	Values are based on the closing price of shares of Common Stock on the vesting date ($1,401.29 per share on December 5, 2023).
[c]
RSUs vested for Mr. Gayner in December 2023. Mr. Gayner deferred receipt of the shares issuable in December 2023 in respect of the vested RSUs. Had receipt not been deferred, Mr. Gayner would have received 1,941 shares having fair market value of $2,719,904, subject to payment of applicable withholding taxes.

[d]
RSUs vested for Mr. Noble in December 2023. Mr. Noble deferred receipt of the shares issuable in December 2023 in respect of the vested RSUs. Had receipt not been deferred, Mr. Noble would have received 534 shares having fair market value of $748,289, subject to payment of applicable withholding taxes.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions in Last Fiscal Year	Aggregate Balance at December 31, 2023
Thomas S. Gayner[a]	$2,719,904	$1,996,315	($64,459)[b]	$29,880,376[c]
Jeremy A. Noble[d]	$748,289	$9,696	($18,217)[e]	$739,768

[a]
Mr. Gayner has deferred receipt of shares issuable in respect to RSUs that vested in 2023 and prior years. The aggregate number of deferred shares at December 31, 2023 was 19,932 net of withholding taxes, which are valued based on the closing price of a share of Common Stock on December 31, 2023 ($1,419.90 per share). The deferred shares will be distributed based on Mr. Gayner’s elections.

[b]
Mr. Gayner deferred receipt of shares issuable in respect to RSUs that vested in December 2023, and the amount shown for Mr. Gayner in this column represents 46 shares withheld for withholding taxes. Value is based on the closing price of a share of Common Stock on the vesting date ($1,401.29 per share on December 5, 2023).

[c]
Includes 1,112 RSUs for Mr. Gayner that have not been settled in shares at December 31, 2023, but which pursuant to a retention award made in May 2010 have vested. The remaining 1,112 RSUs will be settled in shares following termination of employment.

[d]
Mr. Noble has deferred receipt of shares issuable in respect to RSUs that vested in 2023. The number of deferred shares at December 31, 2023 was 521 net of withholding taxes, which are valued based on the closing price of a share of Common Stock on December 31, 2023 ($1,419.90 per share). The deferred shares will be distributed based on Mr. Noble’s elections.

[e]
Mr. Noble deferred receipt of shares issuable in respect to RSUs that vested in December 2023, and the amount shown for Mr. Noble in this column represents 13 shares withheld for withholding taxes. Value is based on the closing price of a share of Common Stock on the vesting date ($1,401.29 per share on December 5, 2023).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
In May 2023, the Company entered into amended and restated employment agreements with each of the named executive officers (other than Mr. Costanzo).
The amended and restated employment agreements extend the end of the initial terms from December 31, 2024 to December 31, 2026 and are automatically renewed for additional terms of one year unless either party gives 90 days’ notice of non-renewal. If the Company chooses not to renew, the Company will be deemed to have terminated the executive’s employment without cause. An employment agreement was entered with Mr. Costanzo on December 18, 2023, upon his appointment as the Company’s Chief Financial Officer.
Under the employment agreements, each named executive officer will:
•receive annual base salary, subject to annual review;
•be eligible for an annual cash incentive bonus, subject to performance conditions approved by the Compensation Committee, having a target potential equal to a specified percentage of base salary;
•be eligible for an annual equity incentive award, subject to the approval of the Compensation Committee, having a target potential equal to a specified percentage of base salary and subject to performance conditions approved by the Compensation Committee; and
•be entitled to participate in the employee benefit plans and programs, including annual paid time off, generally available to other similarly situated senior executives of the Company.
The employment agreements require each executive to preserve the confidentiality of the Company's confidential information, and, during the term of the agreement and for twelve months following the termination of employment, subject them to non-competition and non-solicitation restrictions.
The employment agreements also provide that:
•upon death or disability, the Company will continue to pay base salary for twelve months, and all outstanding granted equity awards will become fully vested, with performance equity awards vesting at the target level;
•if employment is terminated by the Company for cause, then the Company’s obligations under the agreement will terminate;
•if the executive resigns or voluntarily leaves, except under the circumstances described below, the Company’s obligations under the agreement will terminate, subject to the terms of any applicable RSU or other equity award agreement; and
•if employment is terminated by the Company without cause, the executive voluntarily resigns with good reason following a change in control, or the executive otherwise voluntarily resigns by virtue of a material breach by the Company, then, provided the executive complies with the confidentiality, non-competition and non-solicitation covenants in, and other applicable terms and conditions under, the agreement, (i) the Company will continue to pay his or her base salary commencing within 60 days after termination (or beginning six months after termination if certain provisions of Section 409A of the Internal Revenue Code of 1986, as amended, apply) and provide continued coverage under the Company’s group health plan for twenty-four months for Messrs. Gayner, Heaton and Noble, and for twelve months for Messrs. Grinnan and Costanzo, (ii) the executive will be entitled to a lump sum payment equal to the amount of his or her target annual cash incentive bonus, payable within 30 days following the first and second anniversaries of the termination date for Messrs. Gayner, Heaton and Noble, and following the first anniversary of the termination date for Messrs. Grinnan and Costanzo, and (iii) all outstanding granted equity awards held by the executive will become fully vested as of the termination date, with performance equity awards vesting at the target level.

For these purposes:
•“Cause” includes neglect of duties; willful misconduct; conduct that may result in material injury to the reputation of the Company; active disloyalty; inability to maintain or obtain required regulatory approvals; or breach of obligations relating to confidential information, trade secrets or restrictions on competing with the Company.
•“Good reason” means a material decrease in base salary; a material reduction in duties or responsibilities; a material breach of the agreement by the Company; or a change by more than 50 miles in the location from which the executive is expected to perform his or her duties.
•“Change in control” means generally the liquidation or dissolution of the Company; the acquisition of 20% or more of the Company’s outstanding shares; a business combination involving the Company; or a change in a majority of the incumbent Board of the Company, in each case unless the owners of 50% or more of the Company’s outstanding voting securities before the transaction remain the owners of 50% or more of the outstanding voting securities of the Company or other resulting entity following a transaction.
See “Compensation for Teresa S. Gendron” above for discussion of Ms. Gendron’s compensation in connection with her separation from the Company.
Cash Payments and Benefits
The estimated cash payments and benefits that would be provided upon termination under the various scenarios set forth above are quantified in the following table, assuming termination of employment took place on December 31, 2023. Upon a breach of applicable covenants in each employment agreement, including regarding competition or confidential information, the Company would not be obligated to continue making payments.

Name	Death or Disability	Termination for Cause or Voluntary Resignation	Termination without Cause	Termination for Good Reason After Change in Control[a]
Thomas S. Gayner
Payments	$1,050,000	—	$5,250,000	$5,250,000
Benefits			$35,565	$35,565
Michael R. Heaton
Payments	$775,000	—	$3,875,000	$3,875,000
Benefits			$49,599	$49,599
Jeremy A. Noble
Payments	$775,000	—	$3,875,000	$3,875,000
Benefits			$49,128	$49,128
Richard R. Grinnan
Payments	$600,000	—	$1,200,000	$1,200,000
Benefits			$24,047	$24,047
Brian J. Costanzo
Payments	$500,000	—	$1,000,000	$1,000,000
Benefits			$24,449	$24,449

[a]
If Messrs. Gayner, Heaton, Noble, Grinnan, or Costanzo were terminated by the Company without cause following a change in control, they would receive cash payments and benefits as described in this column.

Equity Awards
In addition to the cash payments and benefits described under “Cash Payments and Benefits” above, under each executive’s employment agreement, if, within twelve months following a change in control, employment is terminated involuntarily without cause or the named executive officer voluntarily terminated employment for good reason:
•All outstanding, unvested equity awards held by the named executive officer would become fully vested. As of December 31, 2023, Messrs. Gayner, Heaton, Noble, Grinnan and Costanzo had received RSUs that had not yet vested. See “Outstanding Equity Awards at Fiscal Year-End” above for a summary of outstanding RSUs, and the market value of those RSUs, at December 31, 2023; and
•All performance-based equity awards for such executive for which the performance period had not yet been fully completed would be deemed fully vested at 100% target potential. At December 31, 2023, that would have resulted in the issuance of additional shares of Common Stock worth the amounts set forth in the grid below.

Name	Value of Common Stock
Thomas S. Gayner	$5,250,000
Michael R. Heaton	$1,550,000
Jeremy A. Noble	$1,550,000
Richard R. Grinnan	$900,000
Brian J. Costanzo*	$500,000
* Amounts have been calculated based on potential equity payouts in effect on January 1, 2024.
See “Compensation for Teresa S. Gendron” for discussion of Ms. Gendron’s compensation in connection with her separation from the Company.
Equity Compensation Plan Information
The following table presents information as of December 31, 2023 with respect to compensation plans under which shares of the Company’s Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (including Restricted Stock Units)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans[a]
Equity Compensation Plans Approved by Shareholders	80,717[b]	—	318,675
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	80,717	—	318,675

[a]
This column includes, as of December 31, 2023, 86,144 shares available for grant under the 2016 Equity Incentive Plan and an aggregate 232,531 shares available for issuance or purchase on the open market under the 2020 Stock Purchase Plan, including 116,992 shares allocated to the Qualified Component of the 2020 Stock Purchase Plan and 115,539 shares allocated to the Non-Qualified Component of the 2020 Stock Purchase Plan.

[b]
The Company has no outstanding options, warrants or rights under the 2016 Equity Incentive Plan or the Company’s prior equity plans, including the Omnibus Incentive Plan and the 2012 Equity Incentive Compensation Plan. Amounts reported represent shares to be issued in respect of outstanding or vested RSUs under these plans, including 32,785 RSUs that have vested but with respect to which receipt of issued shares has been deferred. Since RSUs do not have an exercise price, they are not taken into account in the computation of the weighted average exercise price.

PAY VERSUS PERFORMANCE
As required and set forth by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation paid to our named executive officers and the financial performance of the Company.
Pay Versus Performance Table

					Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers[f]	Value of Initial Fixed $100 Investment based on:				Company-Selected Measure[k]
	Summary Compensation Table Total for:		Compensation Actually Paid to:[e]				Total Shareholder Return[g]	Peer Group Total Shareholder Return[h]			5-Year CAGR in Book Value Per Share[j]		5-Year CAGR in Total Shareholder Return[j]
Year	PEO or Co-PEO 1	Co-PEO 2	PEO or Co-PEO 1[g]	Co-PEO 2[g]					Net Income (Loss)
2023[a]	$8,068,291	N/A	$8,559,693	N/A	$2,469,487	$2,542,584	$124.21	$164.40	$2,101,090,000		11%		6%
2022[b]	$3,991,434	$3,981,772	$4,408,196	$4,398,534	$1,668,541	$1,763,178	$115.25	$144.76	($101,203,000)	[i]	7%	[i]	3%
2021[c]	$4,639,603	$4,630,441	$5,625,544	$5,616,382	$2,027,504	$2,324,107	$107.95	$125.88	$2,447,735,000	[i]	11%		6%
2020[d]	$4,183,420	$4,192,222	$3,712,379	$3,721,181	$1,893,420	$1,766,975	$90.39	$103.11	$831,767,000		10%		3%

a    The named executive officers for the 2023 fiscal year included Thomas S. Gayner, as PEO, and Michael R. Heaton, Jeremy A. Noble, Richard R. Grinnan, Brian J. Costanzo and Teresa S. Gendron as the non-PEO named executive officers.
b    The named executive officers for the 2022 fiscal year included Thomas S. Gayner, as Co-PEO 1, and Richard R. Whitt, III, as Co-PEO 2, and Michael R. Heaton, Jeremy A. Noble, Robert C. Cox and Richard R. Grinnan as the non-PEO named executive officers.
c    The named executive officers for the 2021 fiscal year included Thomas S. Gayner, as Co-PEO 1, and Richard R. Whitt, III, as Co-PEO 2, and Michael R. Heaton, Jeremy A. Noble, Robert C. Cox and Bradley J. Kiscaden as the non-PEO named executive officers.
d    The named executive officers for the 2020 fiscal year included Thomas S. Gayner, as Co-PEO 1, and Richard R. Whitt, III, as Co-PEO 2, and Jeremy A. Noble, Robert C. Cox, Bradley J. Kiscaden and Richard R. Grinnan as the non-PEO named executive officers.
e    The amounts set out in these columns (i) represent the amounts of “compensation actually paid” to the PEO, or each Co-PEO, as computed in accordance with Item 402(v) of Regulation S-K, and (ii) do not reflect the actual amounts of compensation earned by or paid to the PEO, or each Co-PEO, during the applicable fiscal year.
f    The amounts set out in this column (i) represent the average amounts of “compensation actually paid” to the non-PEO named executed officers, as computed in accordance with Item 402(v) of Regulation S-K, and (ii) do not reflect the actual average amounts of compensation earned by or paid to the non-PEO named executive officers during the applicable fiscal year.
g    The amounts set out in the table below have been deducted from or added to the Total Compensation amounts reported in the Summary Compensation Table for the PEO, each Co-PEO, and non-PEO named executive officers to determine Compensation Actually Paid:

		Starting Amount:
			Deducted:	Added:		Added:	Added:	Added:	Adjusted Amount:
Year	Named Executive Officers	Summary Compensation Table Total	The grant date fair value of all stock awards granted in the applicable year, as reported in the Summary Compensation Table	The fair value as of the end of the covered fiscal year of all stock awards granted during the covered fiscal year that were outstanding and unvested as of the end of the covered fiscal year
The change (positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year
							For stock awards that are granted and vest in the same covered fiscal year, the fair value as of the vesting date
The change (positive or negative) as of the vesting date (from the end of the prior fiscal year) in fair value of any stock awards granted in any prior fiscal year for which all vesting conditions were satisfied at the end of or during the covered fiscal year
									Compensation Actually Paid
2023	PEO	$8,068,291	$5,387,107	$5,364,382		$351,471	—	$162,656	$8,559,693
	Non-PEO NEOs*	$2,469,487	$1,100,028	$903,624		$54,462	$195,011	$20,028	$2,542,584
2022	Co-PEO 1	$3,991,434	$2,100,000	$2,052,649	**	$318,514	—	$145,599	$4,408,196
	Co-PEO 2	$3,981,772	$2,100,000	$2,052,649	**	—	—	$464,113	$4,398,534
	Non-PEO NEOs*	$1,668,541	$615,625	$601,434	**	$79,545	—	$29,283	$1,763,178
	* As an average.
	** Reflects corrections to amounts previously reported for the 2022 year-end fair value of stock awards granted during 2022 that were outstanding and unvested as of the end of 2022.
h    Dow Jones U.S. Property & Casualty Insurance Companies Index.
i    Amounts are as disclosed in the Pay Versus Performance Table in the Company’s 2023 Proxy Statement. Due to a restatement as a result of the required adoption of Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2018-12, Financial Services—Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts effective January 1, 2023, net income for 2022 and 2021 has been restated to $(103,357,000) and $2,445,867,000, respectively.
j    The term CAGR means compound annual growth rate.
k    These Company-selected financial performance measures represent the most important financial performance measures used by the Company and were weighted equally to link compensation actually paid to the Company’s named executed officers (excluding Mr. Costanzo and Ms. Gendron), for the most recently completed fiscal year, to the Company’s performance. See “Cash Incentive Compensation for Brian J. Costanzo” and “Compensation for Teresa S. Gendron” for a discussion of performance measures for Mr. Costanzo and Ms. Gendron, respectively.

Relationship between Performance Measures and Compensation Actually Paid
The following graphs represent the relationship between “compensation actually paid,” as reflected in the Pay Versus Performance Table, to the Company’s PEO, or each Co-PEO, as applicable, and other named executive officers (expressed as an average) and the performance measures included in the Pay Versus Performance Table (Total Shareholder Return, Peer Group Total Shareholder Return, Net Income, 5-Year CAGR in Book Value Per Share and 5-Year CAGR in Total Shareholder Return).

Relationship Between Pay and Performance
Millions
$8
$6
$4
$2
$—
$175.00
$150.00
$125.00
$100.00
$75.00
2020
2021
2022
2023
Compensation Actually Paid to PEO, or each Co-PEO, as applicable ($ in millions)
Average Compensation Actually Paid to Non-PEO Named Executive Officers ($ in millions)
Total Shareholder Return ($)
Peer Group Total Shareholder Return ($)

Relationship Between Pay and Performance
Millions
Billions
$8
$6
$4
$2
$—
$3.0
$2.0
$1.0
$—
$(1.0)
2020
2021
2022
2023
Compensation Actually Paid to PEO, or each Co-PEO, as applicable ($ in millions)
Average Compensation Actually Paid to Non-PEO Named Executive Officers ($ in millions)
Net Income ($ in billions)

Relationship Between Pay and Performance
Millions
$8
$6
$4
$2
$—
12%
9%
6%
3%
—%
2020
2021
2022
2023
Compensation Actually Paid to PEO, and each Co-PEO, as applicable ($ in millions)
Average Compensation Actually Paid to Non-PEO Named Executive Officers ($ in millions)
5-Year CAGR in Book Value Per Share (%)
5-Year CAGR in Total Shareholder Return (%)

Most Important Financial Performance Measures Table
The following table lists the two most important financial performance measures used by the Company to link compensation actually paid to the Company’s named executive officers, for the most recently completed fiscal year, to Company performance.

Most Important Financial Performance Measures Used by the Company to Link Compensation Actually Paid to Company’s Performance

5-year CAGR in the Company’s book value per share
5-year CAGR in the Company’s total shareholder return

See “Compensation Discussion and Analysis – Incentive Compensation” for additional discussion of the relationship between these financial performance measures and compensation paid to the Company’s named executive officers for the most recently completed fiscal year. See “Cash Incentive Compensation for Brian J. Costanzo” and “Compensation for Teresa S. Gendron” above for discussion of Mr. Costanzo’s and Ms. Gendron’s respective performance metrics.

PAY RATIO
As required and set forth by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K (the Pay Ratio Rule), we are providing the following information about the relationship of the annual total compensation of our median employee to the annual total compensation of our PEO during 2023.
For 2023, our last completed fiscal year:
•the annual total compensation of our median employee was $55,103; and
•the annual total compensation of our PEO was $8,091,063.
Based on this information, for 2023, the ratio of the annual total compensation of our PEO to the annual total compensation of our median employee was 146.8 to 1.
To determine the annual total compensation of our median employee and our PEO, we used the following methodology and material assumptions, adjustments and estimates:
1.We determined that, as of October 1, 2023, our employee population, excluding our PEO, consisted of approximately 21,337 individuals working at our consolidated subsidiaries as of such date, of which approximately 18,522 were U.S. employees and approximately 2,815 were non-U.S. employees. This population consisted of full-time, part-time, temporary and seasonal employees employed on that date.
2.We selected October 1, 2023, which was the earliest date in 2023 permitted under the Pay Ratio Rule, as the determination date for identifying the median employee to allow sufficient time to identify the median employee given the global scope of our operations. This approach is consistent with the approach we have taken in prior years.
3.Our employee population for determining the median employee, after taking into consideration certain adjustments allowed by the Pay Ratio Rule, consisted of approximately 20,682 individuals in the United States, United Kingdom, Dominican Republic and Canada. As permitted under the Pay Ratio Rule, we excluded 655 non-U.S. employees from the determination of the median employee to reduce the number of jurisdictions and separate payrolls, and thus the significant time and effort, involved in identifying the median employee. The number and jurisdictions of the excluded non-U.S. employees were as follows: 215 in the Netherlands, 98 in Bermuda, 84 in China, 77 in Germany, 56 in Spain, 34 in Singapore, 19 in India, 15 in France, 15 in Ireland, 12 in the United Arab Emirates, 8 in Mexico, 7 in Hong Kong, 6 in Vietnam, 2 in Australia, 2 in Lebanon, 2 in Malaysia, 2 in the Philippines and 1 in Brazil.
4.To identify the median employee from our employee population as of October 1, 2023, we consistently compared the amount of compensation for all our employees (excluding our PEO) included in the calculation as reflected in our payroll records for the period from January 1 to September 30, 2023 using the equivalent of Medicare taxable wages as reported in IRS Form W-2. For our employees who were paid in a currency other than U.S. dollars, these amounts were converted into U.S. dollars at the applicable exchange rates at October 1, 2023.
5.For purposes of determining annual total compensation for 2023 for our median employee and our PEO, we used the same method used to determine the respective amounts reported for our PEO in the “Total” column of our 2023 Summary Compensation Table included in this Proxy Statement, plus compensation under non-discriminatory benefit plans. For our PEO, this included $22,772 in compensation under non-discriminatory benefit plans not reflected in the Summary Compensation Table.

OTHER MATTERS
The Board knows of no other matters that will be brought before the 2024 Annual Meeting. However, if any other matters are properly presented, or if any question arises as to whether any matter has been properly presented and is a proper subject for shareholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.
SHAREHOLDER PROPOSALS
Business Proposals for Inclusion in the Proxy Materials for the 2025 Annual Meeting of Shareholders (Rule 14a-8)
Any shareholder desiring to make a proposal to be included in the Company’s proxy materials pursuant to Rule 14a-8 of the Exchange Act for the 2025 Annual Meeting of Shareholders (the 2025 Annual Meeting) must deliver the proposal to the Company at its principal executive offices in Glen Allen, Virginia, no later than December 5, 2024, unless the date of the 2025 Annual Meeting is changed by more than 30 days from May 22, 2025, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials for the 2025 Annual Meeting. Any such proposal must meet the applicable requirements specified in Rule 14a-8 of the Exchange Act.
Director Nominees for Inclusion in the Proxy Materials for the 2025 Annual Meeting of Shareholders (Proxy Access)
The Company’s Bylaws permit any shareholder, or group of up to 20 shareholders, who has owned at least 3% of the outstanding shares of the Company’s Common Stock continuously for at least three years, to nominate and include director nominees (up to the greater of 2 or 20% of the number of directors in office as of the last day on which notice of such nomination(s) may be given) in the Company’s proxy materials for the 2025 Annual Meeting. Any eligible shareholder, or group of shareholders, wishing to nominate and include director nominees in the Company’s proxy materials for the 2025 Annual Meeting must give notice in writing of the proposed nomination(s), along with certain nomination materials, to the Secretary of the Company, by registered or certified United States mail, at the principal executive offices of the Company in Glen Allen, Virginia, not earlier than November 5, 2024, and not later than December 5, 2024. The notice, nominee(s) and accompanying nomination materials must satisfy the requirements set forth in the Company’s Bylaws, which are publicly available on the Company’s website, ir.mklgroup.com/investor-relations/governance.
Other Business Proposals or Director Nominees for Consideration at the 2025 Annual Meeting of Shareholders
Under the Company’s Bylaws, any shareholder wishing to make a proposal or nominate a director at the 2025 Annual Meeting (other than a proposal or nomination of a director to be included in the Company’s proxy materials pursuant to Rule 14a-8 of the Exchange Act or the Company’s proxy access bylaw, respectively) must give notice in writing of the proposal or nomination to the Secretary of the Company, by registered or certified United States mail, at the principal executive offices of the Company in Glen Allen, Virginia, not earlier than January 22, 2025, and not later than February 21, 2025, unless the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after May 22, 2025, in which case the notice must be given not earlier than the 120th day prior to the date of the 2025 Annual Meeting and not later than the 90th day prior to the date of the 2025 Annual Meeting or the 10th day following the date on which the Company first publicly announces the date of the 2025 Annual Meeting, whichever is later. The notice must satisfy the requirements set forth in the Company’s Bylaws, which are publicly available on the Company’s website, ir.mklgroup.com/investor-relations/governance.
In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of any director nominee other than the Company’s nominees for consideration at the 2025 Annual Meeting must provide to the Company a notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 23, 2025, unless the date of the 2025 Annual Meeting is more than 30 days before or after May 22, 2025, in which case the notice must be given no later 60 days prior to the date of the 2025 Annual Meeting or the 10th day following the date on which the Company first publicly announces the date of the 2025 Annual Meeting, whichever is later.
Any matter or nomination proposed to be brought before the 2025 Annual Meeting meeting other than in compliance with these procedures and the Company’s Bylaws may be ruled out of order by the chair of the meeting.

By Order of the Board of Directors

Richard R. Grinnan, Secretary
April 4, 2024

APPENDIX A
MARKEL GROUP INC.
2024 EQUITY INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this Markel Group Inc. 2024 Equity Incentive Compensation Plan (the “Plan”) is to further the long-term stability and financial success of Markel and its Subsidiaries by rewarding selected meritorious employees and providing equity-based compensation for non-employee directors. The Board believes that such awards will, among other objectives, provide incentives for those individuals to remain with Markel, will encourage continued work of superior quality and will further the identification of those individuals’ interests with those of Markel’s shareholders.

The Plan is intended to replace the Markel Corporation 2016 Equity Incentive Compensation Plan (the “Prior Plan”). As of the Effective Date of the Plan, no further awards shall be granted under the Prior Plan, but any existing awards under the Prior Plan shall continue in effect in accordance with their terms and the provisions of the Prior Plan.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Applicable Withholding Taxes” means the aggregate amount of federal, state, local and foreign income, payroll and other taxes that an Employer is required to withhold in connection with any Incentive Award.

(b) “Beneficiary” means the person or entity designated by the Participant, in a form approved by Markel, to exercise the Participant’s rights with respect to an Incentive Award or receive payment under an Incentive Award after the Participant’s death.

(c) “Board” means the Board of Directors of Markel Group Inc. or of any successor entity that assumes Markel’s obligations under the Plan.

(d) “Cause” shall have the meaning set forth in any employment agreement between a Participant and Markel or any Subsidiary, or, if no such agreement exists or if such term is not defined therein, means: (i) an act or acts of personal dishonesty of a Participant intended to result in substantial personal enrichment of the Participant at the expense of the Company or any of its Subsidiaries; (ii) a substantial violation of the management responsibilities by the Participant which is demonstrably willful and deliberate on the Participant’s part and which is not remedied in a reasonable period of time after receipt of written notice from the Employer; or (iii) the conviction of the Participant of, or plea of nolo contendere by the Participant to, a felony.

(e) “Change in Control” means the occurrence of any of the following events:

(i) Stock Acquisition. The acquisition by any individual, entity or group (a “Person”), within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20 percent or more of either (A) the then outstanding shares of common stock of Markel (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then outstanding voting securities of Markel entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control: (A) any acquisition directly from Markel; (B) any acquisition by Markel; or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Markel or any company controlled by Markel; or

(ii) Board Composition. Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date hereof whose election or nomination for election by Markel’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individuals whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Business Combination. The consummation of a merger, consolidation, or similar transaction involving Markel, or sale or other disposition of all or substantially all of the assets of Markel, or acquisition by Markel or a Subsidiary of assets or stock of another entity (each, a “Business Combination”), in each case unless, following such Business Combination, (i) the persons who beneficially owned the Outstanding Company Common Stock and the Outstanding

Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than sixty percent of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (or of its ultimate parent entity) in substantially the same proportions as their ownership immediately before such Business Combination, (ii) no Person (excluding any person described in clause (i), subclauses (A) though (C) above) has acquired, directly or indirectly, as a result of such Business Combination, beneficial ownership of twenty percent or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity (or of its ultimate parent entity), and (iii) a Change in Control is not triggered under clause (ii) above with respect to the entity resulting from such Business Combination (or its ultimate parent entity); or

(iv) Liquidation or Dissolution. A complete liquidation or dissolution of Markel.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation Committee of the Board, or its successor, provided that, if any member of the Compensation Committee does not qualify as a non-employee director for purposes of Rule 16b-3, the remaining members of the Compensation Committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

(h) “Company Stock” means common stock, no par value, of Markel. If there is a change in the capital structure of Markel affecting the common stock (as provided in Section 15), the shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.

(i) “Date of Grant” means the date on which the Committee grants an Incentive Award or a future date determined by the Committee.

(j) “Director Award” has the meaning set forth in Section 3(b) below.

(k) “Disability” or “Disabled” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in his death or can be expected to last for a continuous period of not less than twelve months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in his death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of his Employer.

(l) “Divisive Transaction” means a transaction in which the Participant’s Employer ceases to be a Subsidiary, a sale of substantially all of the assets of a Subsidiary, or a sale or other disposition of assets or of a line of business that is designated as a Divisive Transaction by the Committee.

(m) “Early Retirement” means a Participant’s termination of employment after age 55 and before age 65 with the Committee’s consent and without then engaging in employment in any business that is competitive with that of the Participant’s most recent Employer after the termination of employment except for services rendered to Markel or a Subsidiary.

(n) “Employer” means Markel and each Subsidiary that employs one or more Participants.

(o) “Fair Market Value” means, as of any date, the closing price of the Company Stock on the New York Stock Exchange or another exchange designated by the Committee on such date, or, if there is no trading on such date, the closing price of the Company Stock on the last prior trading day.

(p) “Good Reason” shall have the same meaning set forth in any applicable employment agreement between a Participant and Markel or any Subsidiary, or, if no such agreement exists or if such term is not defined therein, means, unless and to the extent otherwise consented to by the Participant, the termination of the Participant’s employment with Markel or any Subsidiary (or any successor thereto resulting from a Change in Control) (the “Company”) which is initiated by the Participant and that occurs within 180 days after any of the following events, provided the Participant has given the Company written notice of the event within 90 days after its initial occurrence, and the Company has not remedied the event within 30 days after receipt of written notice thereof given by the Participant:

(i) a material decrease in the Participant’s aggregate annual base salary and incentive bonus opportunity in effect as of the date of the Change in Control or a material reduction in the amount of additional benefits or perquisites provided to the Participant as of the date of the Change in Control;

(ii) the assignment of duties and responsibilities to the Participant that materially reduce the level and types of duties and responsibilities of the Participant as of the date of the Change in Control; or

(iii) the Company changes by 50 miles or more the principal location in which the Participant is required to perform services from the location at which the Participant was employed as of the date of the Change in Control.

(q) “Incentive Award” means, collectively, a Performance Grant or the award of Restricted Stock, a Restricted Stock Unit, or an Other Stock Award under the Plan.

(r) “Markel” means Markel Group Inc. or any successor entity that assumes Markel’s obligations under the Plan.

(s) “Other Stock Award” means an award denominated in Company Stock or units of Company Stock, other than Restricted Stock or Restricted Stock Units, which is awarded under Section 8.

(t) “Outside Directors” means members of the Board who are not employees of Markel or a Subsidiary.

(u) “Participant” means any employee or Outside Director of Markel or a Subsidiary who receives an Incentive Award under the Plan.

(v) “Performance Goal” means any goal or measurement established by the Committee, including subjective performance factors.

(w) “Performance Grant” means a cash-denominated award subject to the attainment of Performance Goals which is made under Section 7.

(x) “Restricted Stock” means Company Stock awarded under Section 5.

(y) “Restricted Stock Unit” means a right granted to a Participant to receive the Fair Market Value of a share of Company Stock in Company Stock or cash and awarded under Section 6.

(z) “Retirement” means a Participant’s termination of employment after age 65.

(aa) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

(bb) “Subsidiary” means any company or other entity in which Markel directly or indirectly owns stock or ownership interests representing more than 50 percent of the combined voting interests of such entity.

3. Stock.

(a) Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of (i) 250,000 new shares of Company Stock (not previously reserved for issuance under the Prior Plan), plus (ii) any shares of Company Stock previously reserved for issuance under the Prior Plan that have not been issued and are not subject to outstanding awards under the Prior Plan as of the Effective Date, plus (iii) any shares previously reserved for issuance under the Prior Plan that are subject to outstanding awards under the Prior Plan as of the Effective Date which, after the Effective Date, expire, are forfeited, otherwise terminate or are settled in cash. All shares reserved for issuance under the Plan shall be authorized, but unissued shares. Shares allocable to Incentive Awards granted under the Plan that expire, are forfeited, otherwise terminate or are settled in cash may again be subjected to an Incentive Award under the Plan. Shares exchanged by a Participant or retained by the Company in payment of Applicable Withholding Taxes and shares repurchased by the Company on the open market shall not again be available for future Incentive Awards under the Plan. Shares issued under the

Plan through the settlement, assumption, or substitution of outstanding awards previously granted by an acquired or predecessor entity (or parent or subsidiary thereof) or obligations to grant future awards made or incurred by such acquired or predecessor entity (or parent or subsidiary thereof) in connection with the acquisition of such entity by Markel or any Subsidiary or similar business transaction shall not reduce the maximum number of shares available for delivery under the Plan.

(b) No more than 50,000 shares may be allocated to the Incentive Awards including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any 36-month period. No more than $250,000 worth of Director Awards (valued at the Fair Market Value of the shares subject to the Director Award as of the grant date) may be granted to any single Outside Director during any single calendar year.

4. Eligibility.

(a) Employees. All present and future employees of Markel or a Subsidiary at the time of grant shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award. The grant of an Incentive Award shall not obligate an Employer to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(b) Outside Directors. Incentive Awards of Restricted Stock, Restricted Stock Units and Other Stock Awards consisting of “director stock” or “director units” (or other similar types of awards) (collectively, “Director Awards”) may be made to Outside Directors. The Outside Directors of the Board shall have the power and complete discretion to select Outside Directors to receive Director Awards and to determine the terms and conditions, the nature of the award and the number of shares to be allocated as part of each Director Award for each Outside Director. The grant of a Director Award shall not obligate Markel to make further grants to the Outside Director at any time thereafter or to retain any person as a director for any period of time.

(c) Compliance with Foreign Laws. When granting Incentive Awards to employees of a non-U.S. Subsidiary, the Committee shall have complete discretion and authority to grant such Incentive Awards in compliance with all present and future laws of the country or countries that may apply to the grant of the Incentive Award or the issuance of Company Stock under the Incentive Award. Such authorization shall extend to and includes establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulation requirements imposed by the foreign country or countries.

5. Restricted Stock.

(a) The Committee may make grants of Restricted Stock to employees, and the Outside Directors of the Board may make grants of Restricted Stock to Outside Directors, and in each case shall establish as to each award of Restricted Stock the terms and conditions to which the Restricted Stock is subject, including the period of time before which all restrictions shall lapse, and the Participant shall have full ownership of the Company Stock. Restricted Stock may be awarded without cash consideration.

(b) Restricted Stock awards for employees that vest based solely on a Participant’s continued service and the passage of time shall be subject to a minimum vesting period of twelve consecutive months, and Restricted Stock awards for employees that vest based on the attainment of Performance Goals shall be subject to a minimum performance period of twelve consecutive months, provided in each case the Committee may provide for accelerated vesting upon the death, Disability, Retirement or Early Retirement of a Participant or the occurrence of a Change in Control.

(c) Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions have lapsed or been removed. For certificated shares, certificates representing Restricted Stock shall be held by Markel until the restrictions lapse and the Participant shall provide Markel with appropriate stock powers endorsed in blank.

6. Restricted Stock Units.

(a) The Committee may make grants of Restricted Stock Units to employees, and the Outside Directors of the Board may make grants of Restricted Stock Units to Outside Directors, and in each case shall establish as to each award of Restricted Stock Units the terms and conditions (including vesting conditions) to which the Restricted Stock Units are subject. A Restricted Stock Unit shall entitle the Participant to receive from Markel a share of Company Stock or a cash amount equal to the Fair Market Value of the Company Stock on the date or event provided for in the applicable award agreement, subject to the vesting and other terms and conditions of the award.

(b) Restricted Stock Unit awards for employees that vest based solely on a Participant’s continued service and the passage of time shall be subject to a minimum vesting period of twelve consecutive months, and Restricted Stock Unit awards for employees that vest based on the attainment of Performance Goals shall be subject to a minimum performance period of twelve consecutive months, provided in each case the Committee may provide for accelerated vesting upon the death, Disability, Retirement or Early Retirement of a Participant or the occurrence of a Change in Control.

7. Performance Grants.

(a) The Committee may make Performance Grants to any employee. Outside Directors shall not be eligible for Performance Grants. A Performance Grant is an award that is denominated in cash (rather than Company Stock or units of Company Stock), and which entitles a Participant to receive a payment based on the attainment of Performance Goals. Each Performance Grant shall contain the Performance Goals for the award, including the performance measures, the target and maximum amounts payable and such other terms and conditions of the Performance Grant. The terms of a Performance Grant may be set forth in an annual or long-term bonus or incentive plan of Markel or a Subsidiary.

(b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any performance measures shall be used and weighted in determining Performance Grants. The Committee may adjust Performance Goals as it deems necessary or appropriate during or after a performance period to reflect unusual or nonrecurring gains and losses, accounting charges or other extraordinary and unforeseen events.

(c) Unless otherwise provided in the Performance Grant, the employee must remain continuously employed with Markel or a Subsidiary through the last day of the applicable performance period in order to be eligible to receive payment under the award; provided, however, the Committee may provide for accelerated vesting or payment of a Performance Grant upon such events as the Committee deems appropriate, including without limitation a Participant’s death, Disability, Retirement or Early Retirement or the occurrence of a Change in Control.

(d) Performance Grants may be payable in cash, shares of Company Stock or both. The Committee shall establish for each Performance Grant the amount of Company Stock or cash payable at specified levels of performance, based on the performance measures. The Committee shall make all determinations regarding the achievement of any Performance Goals. The Committee may reduce the amount of or eliminate the any payments otherwise due to any employee under a Performance Grant in its discretion, except as otherwise provided in the Performance Grant.

(e) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of the performance measures to the Performance Goal. The Committee shall make all calculations of actual payments.

8. Other Stock Awards. The Committee (with respect to employees) and the Outside Directors of the Board (with respect to Outside Directors) may make Other Stock Awards, granted or denominated in Company Stock or units of Company Stock, and in each case shall establish the number of shares or units of Company Stock to be awarded or to which the award is subject and the other terms and conditions applicable to each such award. Other Stock Awards may include (without limitation) the following:

(a) “Performance shares” or “performance units” (or other similar types of awards), which are rights granted to employees to receive shares or units of Company Stock upon the attainment of Performance Goals and the satisfaction of any other terms and conditions of the award, and which shares or units may be subject to additional service-based vesting after the end of the performance period. The performance period with respect to any such award shall be at least twelve consecutive months, provided the Committee may provide for accelerated vesting upon a Participant’s death, Disability,

Retirement or Early Retirement or the occurrence of a Change in Control. The Committee will make all determinations regarding the satisfaction of any Performance Goals for such an award.

(b) “Director stock” or “director units” (or other similar types of awards), which are shares or units of Company Stock granted to Outside Directors only, which are vested immediately on grant, but which may not be transferred by the Participant (or, in the case of units, paid to the Participant) until the Participant’s separation from service from the Board (except as necessary to satisfy the Outside Director’s tax liability in connection with the grant).

(c) Notwithstanding the foregoing, “Other Stock Awards” shall not include stock options or stock appreciation rights, which are not authorized for issuance under the Plan.

9. Dividend Equivalents. The Committee (with respect to employees), or the Outside Directors of the Board (with respect to Outside Directors), may provide that any Incentive Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents shall be credited to a Participant’s account, either in cash without interest or as reinvestment in additional shares or share equivalents. Any crediting of dividends or dividend equivalents shall be subject to the same restrictions and conditions as the underlying award. Except as provided by the foregoing, no Participant or Beneficiary shall have any rights as a shareholder of Markel with respect to an Incentive Award, including without limitation any rights to vote shares of Company Stock or to receive dividends or other distributions with respect thereto, unless and until he becomes the holder of record of shares of Company Stock under such award.

10. Tax Withholding. Whenever payment under an Incentive Award is made in cash, the Employer will withhold an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an employee shall agree as a condition of receiving an Incentive Award payable in the form of Company Stock, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. To satisfy Applicable Withholding Taxes and under procedures established by the Committee or its delegate, a Participant may elect to (i) make a cash payment or authorize additional withholding from cash compensation, or (ii) have Markel retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

11. Transferability of Incentive Awards. Incentive Awards shall not be transferable by a Participant, except in accordance with the Participant’s will or the laws of descent and distribution or as otherwise expressly provided in the Incentive Award. If a Participant dies, any outstanding Incentive Awards that are otherwise payable to the Participant shall be paid to the Participant’s Beneficiary or, if no Beneficiary is designated, to the personal representative of the Participant’s estate or to the person to whom rights under the Incentive Award shall have passed by will or the laws of descent and distribution.

12. Deferral Elections. The Committee (with respect to employees) and the Outside Directors of the Board (with respect to Outside Directors) may permit Participants to elect to defer the issuance of Company Stock or the settlement of awards in cash under the Plan under such rules, procedures, or programs as it may establish, in accordance with Section 409A of the Code and any other applicable laws, rules or regulations.

13. Effective Date of the Plan. The effective date of the Plan is ________, 2024. The Plan shall be submitted to the shareholders of Markel for approval. Until (i) the Plan has been approved by Markel’s shareholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no Incentive Award shall be awarded that is not contingent on these events.

14. Termination, Amendment. If not sooner terminated by the Board, this Plan shall terminate at the close of business on December 31, 2034. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance under Incentive Awards granted under the Plan (except under Section 15), expands the types of awards under the Plan, materially expands the eligible participants or any other amendment requiring approval of Markel’s shareholders under New York Stock Exchange listing standards or applicable law, unless such change is authorized by the shareholders of Markel. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him.

15. Change in Capital Structure; Other Corporate Transactions.

(a) If there is a stock dividend, stock split or combination of shares, share exchange, recapitalization or merger in which Markel is the surviving corporation, spin-off or split-off of a Subsidiary, extraordinary dividend, or other unusual or extraordinary change in or with respect to Markel capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of Markel), the number and kind of shares of stock or securities of Markel to be subject to the Plan and to Incentive Awards then outstanding or to be granted, the maximum number of shares or securities which may be delivered under the Plan under Sections 3(a) or 3(b), the Performance Goals and other terms of Incentive Awards and any other relevant provisions of the Plan or any Incentive Award, shall be equitably and proportionately adjusted by the Committee (with respect to employees) or the Outside Directors of the Board (with respect to Outside Directors), whose determination shall be binding on all persons. Performance Goals shall be adjusted in such a way as to preserve, to the extent possible (but not increase), the incentive level intended under the Incentive Award. All changes under this section shall, if possible, be made in a manner that preserves the intended tax consequences of the Incentive Award under Code Sections 409A and any other applicable section of the Code.

(b) If a Change in Control occurs under Section 2(e)(iii) or (iv) or if Markel is otherwise a party to a consolidation or a merger in which Markel is not the surviving entity, a transaction that results in the acquisition of substantially all of Markel’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of Markel’s assets, or if a Divisive Transaction occurs with respect to a Participant’s Employer, and if the surviving entity does not agree before the occurrence of any such transaction to continue and assume the outstanding Incentive Awards under the Plan, or if the Incentive Awards would not continue for any other reason after the occurrence of such transaction, then, upon the occurrence of such transaction (or sufficiently in advance of the occurrence of such transaction if necessary or appropriate to allow the Participants to realize the intended benefits of such awards), the Committee (with respect to employees) or the Outside Directors of the Board (with respect to Outside Directors) may take such actions with respect to outstanding Incentive Awards as it deems appropriate, including without limitation providing for the immediate vesting of any such award, the removal of any restrictions with respect to any such award, or the payment or settlement of any such award in cash; provided, however, that if any such award vests or is payable subject to the attainment of Performance Goals and if the applicable performance period has not ended as of the date of such transaction, the level of attainment with respect to such goals shall be based on the actual performance achieved through the date of such transaction.

(c) Unless otherwise provided in an Incentive Award, if, within twelve months after a Change in Control, a Participant is involuntarily terminated without Cause or terminates employment for Good Reason, or upon the occurrence of a Change in Control described in Section 2(e)(iv), (i) all restrictions on Restricted Stock shall lapse, (ii) all Restricted Stock Units shall be deemed fully vested, and (iii) all Performance Grants and Other Stock Awards shall be deemed to be fully earned and vested, and each shall be immediately issued or paid as the case may be.

(d) Notwithstanding anything in the Plan to the contrary, the Committee (with respect to employees) or the Outside Directors of the Board (with respect to Outside Directors) may take any action under this Section 15 without the consent of any Participant, and its determination shall be conclusive and binding on all persons for all purposes.

16. Administration of the Plan.

(a) The Committee shall administer the Plan with respect to Incentive Awards to employees and the Outside Directors of the Board shall administer the Plan with respect to Incentive Awards to Outside Directors. The Committee or the Outside Directors of the Board, as applicable (the “Administrator”), shall have general authority to impose any term, limitation or condition upon an Incentive Award that the Administrator deems appropriate to achieve the objectives of the Incentive Award. The Administrator may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Administrator shall be final and conclusive as to any Participant.

(b) The Administrator shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

(c) The Administrator shall have the power and complete discretion to delegate to any individual, or to any group of individuals employed by Markel or any Subsidiary, the authority to administer the Plan, including the authority to grant Incentive Awards under the Plan, consistent with applicable laws, rules and regulations (including state corporations law and the listing standards of the New York Stock Exchange) and subject to any terms and limitations of any such delegation of authority (such as limitations on the ability to grant Incentive Awards to executive officers or directors for purposes of Rule 16b-3), as the Administrator deems appropriate.

17. Recovery of Incentive Awards. If a Participant who is an employee or former employee of Markel or a Subsidiary (1) violates any restrictive covenant to which the Participant is bound by Markel or a Subsidiary in an employment agreement or otherwise, or if the Participant is not bound by such an agreement or if any such agreement does not contain such restrictive covenants: becomes associated with, recruits or solicits customers or other employees of an Employer on behalf of, or is employed by, renders services to, or owns any interest (other than any nonsubstantial interest, as determined by the Committee) in, any business that is in competition with Markel or its Subsidiaries during his or her employment with Markel or during the twelve-month period immediately following his or her termination of employment with Markel, (2) has his or her employment terminated by his Employer for Cause, or (3) engages in, or has engaged in, conduct which the Committee determines to be materially detrimental to the interests of Markel or its Subsidiaries (other than in the performance of his or her duties in good faith), the Committee may, in its sole discretion, (A) cancel all outstanding Incentive Awards of the Participant, regardless of whether then vested, (B) require the Participant to repay any payment received under an Incentive Award within the previous two years, and/or (C) offset any other amounts owed to the Participant by any payment received under an Incentive Award within the previous two years. In addition, any Incentive Award shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company, pursuant to any requirement of law or any exchange listing requirement related to clawback or other recovery of Incentive Awards. This section shall survive termination of the Plan.

18. Severability. If any provision of the Plan, any Incentive Award, or any other document setting forth the terms of an award shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan, such award or such other document shall continue in effect.

19. Legal Compliance. The Plan and all Incentive Awards granted under the Plan are intended to comply with the applicable requirements of Code Section 409A, except to the extent such awards qualify for an exemption therefrom, and shall be interpreted for all purposes in accordance with such intent. The Plan is intended to be unfunded for federal income tax purposes. Incentive Awards (other than awards of Restricted Stock or Other Stock Awards that are subject to Code Section 83 upon grant) shall be payable solely from the general assets of Markel and the rights of a Participant or beneficiary thereof to receive such awards (or any dividend equivalent with respect thereto) shall be solely those of an unsecured general creditor of Markel. The Plan and the granting, vesting and payment of Incentive Awards under the Plan are subject to compliance with all applicable federal and state laws, rules and regulations, including without limitation applicable securities laws, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for Markel, be necessary or advisable in connection therewith. Any shares of Company Stock issued under the Plan shall be subject to such restrictions as Markel may deem necessary or desirable to assure compliance with all applicable legal requirements.

20. Interpretation and Venue. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia without regard to its conflict of laws rules. The United States District Court for the Eastern District of Virginia or the Circuit Court for the County of Henrico shall have exclusive jurisdiction over any disputes arising out of or related to this Plan or Incentive Awards. As used in this Plan, words of one gender shall include the other gender as the context requires.

MARKEL GROUP

MARKEL GROUP INC.
ATTN: SARAH MIKOWSKI
4521 HIGHWOODS PARKWAY
GLEN ALLEN, VA 23060

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Use the Internet to transmit your voting instructions and for electronic delivery of proxy materials. Vote by 11:59 P.M. ET on May 21, 2024. Have the control number that is printed in the box marked by the arrow available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V36202-P01786-Z86595

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARKEL GROUP INC.

The Board of Directors recommends you vote FOR each of the following director nominees:

1. Election of directors

Nominees:	For	Against	Abstain
1a. Mark M. Besca	☐	☐	☐
1b. Lawrence A. Cunningham	☐	☐	☐
1c. Thomas S. Gayner	☐	☐	☐
1d. Greta J. Harris	☐	☐	☐
1e. Morgan E. Housel	☐	☐	☐
1f. Diane Leopold	☐	☐	☐
1g. Anthony F. Markel	☐	☐	☐
1h. Steven A. Markel	☐	☐	☐
1i. Harold L. Morrison, Jr.	☐	☐	☐
1j. Michael O'Reilly	☐	☐	☐
1k. A. Lynne Puckett	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. Advisory vote on approval of executive compensation.	☐	☐	☐
3. Approval of the Company's 2024 Equity Incentive Compensation Plan.	☐	☐	☐
4. Ratification of the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company's independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 5.	For	Against	Abstain
5. Shareholder proposal for a report on the Company's greenhouse gas emissions.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V36203-P01786-Z86595

MARKEL GROUP INC.
2024 Annual Meeting of Shareholders
May 22, 2024 2:00 PM ET
This proxy is solicited by the Board of Directors

In their discretion, the proxies are authorized to vote on any matters that properly come before the meeting. The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated April 4, 2024, hereby appoints Thomas S. Gayner, Michael R. Heaton and Richard R. Grinnan (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote all the shares of Common Stock of Markel Group Inc. held of record by the undersigned on March 14, 2024, at the Annual Meeting of Shareholders to be held on May 22, 2024, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. WHERE NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4, AND AGAINST PROPOSAL 5.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Please complete, sign and date on the reverse side.)